Exhibit 99.3


                                                           EXHIBIT G TO THE PLAN






                                 CONGOLEUM PLAN
                          TRUST DISTRIBUTION PROCEDURES


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                                                           EXHIBIT G TO THE PLAN

                                 CONGOLEUM PLAN
                          TRUST DISTRIBUTION PROCEDURES

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I INTRODUCTION.......................................................1

   Section 1.1 Purpose.......................................................1
   Section 1.2 Interpretation................................................1

ARTICLE II OVERVIEW..........................................................1

   Section 2.1 Plan Trust Goals..............................................1
   Section 2.2 Claims Liquidation Procedures.................................2
   Section 2.3 Pre-Petition Settlement Claims................................3
   Section 2.4 Application of the Payment Percentage.........................4
   Section 2.5 Plan Trust's Determination of the Maximum Annual Payment
               and Maximum Available Payment.................................4
   Section 2.6 Claims Payment Ratio..........................................5
   Section 2.7 Indirect Plan Trust Asbestos Claims...........................7
   Section 2.8 Claims Handling Fee.  Plan Trust Expenses and Coverage Costs..7

ARTICLE III TDP ADMINISTRATION...............................................7

   Section 3.1 Trust Advisory Committee and Futures Representative...........7
   Section 3.2 Consent and Consultation Procedures...........................7

ARTICLE IV PAYMENT PERCENTAGE; PERIODIC ESTIMATES............................7

   Section 4.1 Uncertainty of Congoleum's Personal Injury Asbestos
               Liabilities...................................................7
   Section 4.2 Computation of Payment Percentage.............................8
   Section 4.3 Applicability of the Payment Percentage.......................9

ARTICLE V RESOLUTION OF PLAN TRUST PI ASBESTOS CLAIMS.......................10

   Section 5.1 Ordering, Processing and Payment of Claims...................10
               (a)  Ordering of Claims......................................10
                    (1) Establishment of the FIFO Processing Queue..........10
                    (2) Position in FIFO Processing Queue of Claimants with
                        Pre-Petition Settlement Claims......................10
                    (3) Effect of Statutes of Limitation and Repose.........10
               (b)  Processing of Claims....................................11
               (c)  Payment of Claims.......................................11
   Section 5.2 Resolution of Pre-Petition Liquidated Claims.................12
               (a)  Processing and Payment..................................12


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               (b)  Marshalling of Security.................................13
   Section 5.3 Resolution of Unliquidated Plan Trust Asbestos Claims........13
               (a)  Expedited Review Process................................14
                    (1) In General..........................................14
                    (2) Claims Processing Under Expedited Review............14
                    (3) Disease Levels, Scheduled Values and Medical/Exposure
                        Criteria............................................14
               (b)  Individual Review Process...............................18
                    (1) In General..........................................18
                        (A)  Review of Medical/Exposure Criteria............19
                        (B)  Review of Liquidated Value.....................19
                    (2) Valuation Factors to Be Considered in Individual
                        Review..............................................20
                    (3) Scheduled, Average and Maximum Values...............20
   Section 5.4 Categorizing Claims as Extraordinary and/or Exigent Hardship.21
               (a)  Extraordinary Claims....................................21
               (b)  Exigent Hardship Claims.................................22
   Section 5.5 Secondary Exposure Claims....................................22
   Section 5.6 Indirect Plan Trust Asbestos Claims..........................23
   Section 5.7 Evidentiary Requirements.....................................24
               (a)  Medical Evidence........................................24
                    (1) In General..........................................24
                        (A)  Disease Levels I - IV..........................24
                        (B)  Disease Levels V - VIII........................25
                        (C)  Exception to the Exception for Certain
                             Pre-Petition Claims............................25
                    (2) Credibility of Medical Evidence.....................25
               (b)  Exposure Evidence.......................................26
                    (1) In General..........................................26
                    (2) Significant Occupational Exposure...................26
                    (3) Congoleum Exposure..................................26
   Section 5.8 Claims Audit Program.........................................27
   Section 5.9 Second Disease (Malignancy) Claims...........................27
   Section 5.10 Arbitration.................................................28
               (a)  Establishment of ADR Procedures.........................28
               (b)  Claims Eligible for Arbitration.........................28
               (c)  Limitations on and Payment of Arbitration Awards........28
   Section 5.11 Litigation..................................................28

ARTICLE VI CLAIMS MATERIALS.................................................29

   Section 6.1 Claims Materials.............................................29
   Section 6.2 Content of Claims Materials..................................29
   Section 6.3 Withdrawal or Deferral of Claims.............................29
   Section 6.4 Filing Requirements and Fees.................................30
   Section 6.5 Confidentiality of Claimants' Submissions....................30


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ARTICLE VII GENERAL GUIDELINES FOR LIQUIDATING AND PAYING CLAIMS............30

   Section 7.1 Showing Required.............................................30
   Section 7.2 Costs Considered.............................................30
   Section 7.3 Discretion to Vary the Order and Amounts of Payments in
               Event of Limited Liquidity...................................31
   Section 7.4 Punitive Damages.............................................31
   Section 7.5 Interest.....................................................32
               (a)  In General..............................................32
               (b)  Unliquidated Plan Trust Asbestos Claims.................32
               (c)  Liquidated Pre-Petition Claims..........................32
   Section 7.6 Suits in the Tort System.....................................32
   Section 7.7 Payment of Judgments for Money Damages.......................33
   Section 7.8 Releases.....................................................33
   Section 7.9 Third-Party Services.........................................33
   Section 7.10 Plan Trust Disclosure of Information........................33

ARTICLE VIII MISCELLANEOUS..................................................34

   Section 8.1 Amendments...................................................34
   Section 8.2 Severability.................................................34
   Section 8.3 Governing Law................................................34

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                                                           EXHIBIT G TO THE PLAN

                                 CONGOLEUM PLAN

                          TRUST DISTRIBUTION PROCEDURES

      The Congoleum Plan Trust Distribution Procedures (this "TDP") contained herein provide for resolving all asbestos-related personal injury and death claims caused by conduct of, and/or exposure to products for which, Congoleum Corporation, Congoleum Sales, Inc., and Congoleum Fiscal, Inc., (collectively referred to as the "Debtors" or "Congoleum"), and their predecessors, successors, and assigns, have legal responsibility (which consist of Asbestos Personal Injury Claims and Unknown Asbestos Claims but exclude ABI Asbestos Personal Injury Indemnity Claims) (hereinafter for all purposes of this TDP defined as "Plan Trust PI Asbestos Claims"), as provided in and required by the confirmed Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Congoleum Corporation, et al., (the "Plan") and the Congoleum Plan Trust Agreement (the "Plan Trust Agreement"). The Plan and Plan Trust Agreement establish the Congoleum Plan Trust ("Plan Trust"). The Plan Trustees shall implement and administer this TDP in accordance with the Plan Trust Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan and the Plan Trust Agreement.

                                   ARTICLE I

                                  INTRODUCTION

      Section 1.1.Purpose. This TDP has been adopted pursuant to the Plan Trust Agreement. It is designed to provide fair, equitable and substantially similar treatment for all Plan Trust PI Asbestos Claims that may presently exist or may arise in the future.

      Section 1.2.Interpretation. Except as may otherwise be provided below, nothing in this TDP shall be deemed to create a substantive right for any claimant.

                                   ARTICLE II

                                    OVERVIEW

      Section 2.1.Plan Trust Goals. The goal of the Plan Trust is to treat all claimants equitably and in accordance with their legal rights. This TDP furthers that goal by setting forth procedures for processing and paying Congoleum's several share of the unpaid portion of the liquidated value of Plan Trust PI Asbestos Claims generally on an impartial, first-in-first-out ("FIFO") basis, with the intention of paying all claimants over time as equivalent a share as possible of the value of their claims based on historical values for substantially similar claims in the tort system.(1) To this end, this TDP establishes a schedule of eight asbestos-related diseases ("Disease Levels"),

----------
(1) As used in this TDP, the phrase "in the tort system" shall include only claims asserted by way of litigation and not claims asserted against a trust established for the benefit of asbestos personal injury claimants pursuant to section 524(g) and/or section 105 of the Bankruptcy Code or any other applicable law (an "Asbestos Claims Trust").

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                                                           EXHIBIT G TO THE PLAN

seven of which have presumptive medical and exposure requirements ("Medical/Exposure Criteria") and specific liquidated values ("Scheduled Values"), and eight of which have both anticipated average values ("Average Values") and caps on their liquidated values ("Maximum Values"). The Disease Levels, Medical/Exposure Criteria, Scheduled Values, Average Values and Maximum Values, which are set forth in Sections 5.3 and 5.4 below, have all been selected and derived with the intention of achieving a fair allocation of the Plan Trust funds as among claimants suffering from different disease processes in light of the best available information considering the settlement history of Congoleum and the rights claimants would have in the tort system absent the bankruptcy. This TDP also provides for paying all Allowed ABI Asbestos Personal Injury Indemnity Claims which were determined and liquidated pursuant to the Plan.

      Section 2.2.Claims Liquidation Procedures. Plan Trust PI Asbestos Claims (other than ABI Asbestos Personal Injury Indemnity Claims) shall be processed based on their place in the FIFO Processing Queue to be established pursuant to
Section 5.1(a) below. The ABI Asbestos Personal Injury Indemnity Claims shall be determined and liquidated pursuant to the Plan, and paid, if Allowed, pursuant to the Plan and this TDP. The Plan Trust shall take all reasonable steps to resolve Plan Trust PI Asbestos Claims as efficiently and expeditiously as possible at each stage of claims processing and arbitration, which steps may include conducting settlement discussions with claimants' representatives with respect to more than one claim at a time, provided that the claimants' respective positions in the FIFO Processing Queue are maintained and each claim is individually evaluated pursuant to the valuation factors set forth in Section 5.3(b)(2) below. The Plan Trust shall also make every effort to resolve each year at least that number of Plan Trust PI Asbestos Claims required to exhaust the Maximum Annual Payment and the Maximum Available Payment for Category A and Category B claims, as those terms are defined below.

      The Plan Trust shall liquidate all Plan Trust PI Asbestos Claims except Foreign Claims (as defined below) that meet the presumptive Medical/Exposure Criteria of Disease Levels I - V, VII and VIII under the Expedited Review Process described in Section 5.3(a) below. Claims involving Disease Levels I - V, VII and VIII that do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may undergo the Plan Trust's Individual Review Process described in Section 5.3(b) below. In such a case, notwithstanding that the claim does not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level, the Plan Trust can offer the claimant an amount up to the Scheduled Value of that Disease Level if the Plan Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system.

      Plan Trust PI Asbestos Claims involving Disease Levels IV - VIII tend to raise more complex valuation issues than the Plan Trust PI Asbestos Claims in Disease Levels I - III. Accordingly, claimants holding claims involving these Disease Levels may in addition or alternatively seek to establish a liquidated value for the claim that is greater than its Scheduled Value by electing the Plan Trust's Individual Review Process. However, the liquidated value of a more serious Disease Level IV, V, VII or VIII claim that undergoes the Individual Review Process for valuation purposes may be determined to be less than its Scheduled Value, and in any event shall not exceed the Maximum Value for the relevant Disease Level set forth in Section 5.3(b)(3) below, unless the claim qualifies as an Extraordinary Claim as defined in Section 5.4(a) below, in which case its liquidated value cannot exceed the Maximum Value specified in that


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provision for such claims. Level VI (Lung Cancer 2) claims and all Foreign
Claims may be liquidated only pursuant to the Plan Trust's Individual Review Process.

      Based upon Congoleum's claims settlement history in light of applicable tort law, and current projections of present and future unliquidated claims, the Scheduled Values and Maximum Values set forth in Section 5.3(b)(3) have been established for each of the five more serious Disease Levels that are eligible for Individual Review of their liquidated values, with the expectation that the combination of settlements at the Scheduled Values and those resulting from the Individual Review Process should result in the Average Values also set forth in that provision.

      Subject to Section 2.3, below, regarding Pre-Petition Settlement Claims, all unresolved disputes over a claimant's medical condition, exposure history and/or the liquidated value of the claim shall be subject to binding or non-binding arbitration as set forth in Section 5.10 below, at the election of the claimant, under the ADR Procedures that are provided in Attachment A hereto. Plan Trust PI Asbestos Claims that are the subject of a dispute with the Plan Trust that cannot be resolved by non-binding arbitration may enter the tort system as provided in Sections 5.11 and 7.6 below. However, if and when a claimant obtains a judgment in the tort system, the judgment shall be payable (subject to the Payment Percentage, Maximum Available Payment, and Claims Payment Ratio provisions set forth below) as provided in Section 7.7 below.

      Section 2.3.Pre-Petition Settlement Claims. Under the terms of the Plan, each Qualified Claimant that has irrevocably consented or that has been deemed to have irrevocably consented to the Forbearance of his, her or its rights under any Pre-Petition Settlement Agreement, or the Claimant Agreement, as applicable, and his, her, or its rights under the Security Agreement and the Collateral Trust Agreement by (a) voting to accept the Plan, or (b) by failing to timely object to such Forbearance, upon notice thereof in accordance with the procedures established by the Bankruptcy Court (a "Consenting Pre-Petition Settlement Claimant") shall have his, her or its claim (a "Consenting Pre-Petition Settlement Claim") processed, liquidated and treated pursuant to the terms of this TDP, including Section 5.1(a)(1) and (2), below, regarding the claimant's position in the FIFO Processing Queue (as defined in Section 5.1(a)(1)).

      Pursuant to the Plan, if any Qualified Claimant has timely objected to the Forbearance, the Asbestos Personal Injury Claim of such Qualified Claimant has been deemed a Plan Trust Disputed Claim.

      In the event that a Plan Trust Disputed Claim is determined by a final, nonappealable order of a court of competent jurisdiction, or by a final and binding settlement agreement approved by a court of competent jurisdiction, to


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be valid, enforceable and unavoidable, such claim shall be entitled to treatment by the Plan Trust in accordance with the liquidated amount of such claim and any valid lien or security interest therefor. Payment of such claims shall be made by the Plan Trust from the funds in the Plan Trust Disputed Claims Reserve, pursuant to Section 3.2 of the Plan Trust Agreement.

      In the event that a Plan Trust Disputed Claim is determined by a final and nonappealable order of a court of competent jurisdiction, or by a final and binding settlement agreement approved by a court of competent jurisdiction, to be invalid, unenforceable or void, the holder of such claim may file a claim with the Plan Trust for determination and treatment under this TDP in a manner consistent with such settlement or order. In such an event, the claimant's position in the FIFO Processing Queue shall be determined pursuant to Section 5.1(a)(1) and (2) as if the claim had been filed with the Plan Trust on or before the Initial Claims Filing Date, provided the claim is filed with the Plan Trust within six months of the entry of such order or approval of such settlement.

      In addition, at any time, any holder of a Plan Trust Disputed Claim may elect to withdraw his or her objection to the Forbearance, and may elect to have his or her claim treated as a Consenting Pre-Petition Settlement Claim, and processed, liquidated and treated pursuant to the terms of this TDP. In such an event, the claimant's position in the FIFO Processing Queue shall be determined pursuant to Section 5.1(a)(1) and (2) as if the claim had been filed with the Plan Trust on or before the Initial Claims Filing Date.

      Section 2.4.Application of the Payment Percentage. After the liquidated value of a Plan Trust PI Asbestos Claim other than a claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment), as defined in
Section 5.3(a)(3) below, is determined pursuant to the procedures set forth herein for Expedited Review, Individual Review, arbitration, or litigation in the tort system, the claimant shall ultimately receive a pro-rata share of that value based on a Payment Percentage described in Section 4.2 below. The Payment Percentage shall also apply to all Pre-Petition Liquidated Claims as provided in
Section 5.2 below, and to any Plan Trust Disputed Claims that have been determined by a final, non-appealable order of a court of competent jurisdiction to be valid, enforceable, and unavoidable, provided that such court has also determined that any liens or security interest with respect to such claims are invalid, unenforceable and/or voidable.

      After the Plan Trust is established, an initial Payment Percentage shall be set pursuant to Section 4.2, below, by the Plan Trustees, the TAC and the Futures Representative (who are described in Section 3.1, below). The initial Payment Percentage shall be calculated on the assumption that the Average Values set forth in Section 5.3(b)(3), below, shall be achieved with respect to existing present claims and projected future claims involving Disease Levels II
- VIII.

      The Payment Percentage may thereafter be adjusted upwards or downwards from time to time by the Plan Trustees with the consent of the TAC and the Futures Representative to reflect then-current estimates of the Plan Trust's assets and its liabilities, as well as then-estimated value of then-pending and future claims. Any adjustment to the initial Payment Percentage shall be made only pursuant to Section 4.2 below. If the Payment Percentage is increased over time, claimants whose claims were liquidated and paid in prior periods under the TDP shall receive additional payments only as provided in Section 4.2 below. Because there is uncertainty in the prediction of both the number and severity of future Plan Trust PI Asbestos Claims, and the amount of the Plan Trust's assets, no guarantee can be made of any Payment Percentage of a Plan Trust PI Asbestos Claim's liquidated value.

      Section 2.5.Plan Trust's Determination of the Maximum Annual Payment and Maximum Available Payment. The Plan Trust shall estimate or model the amount of cash flow anticipated to be necessary over its entire life to ensure that funds shall be available to treat all present and future Congoleum claimants as


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similarly as possible. In each year, the Plan Trust shall be empowered to pay out all of the income earned during the year, together with a portion of its principal, calculated so that the application of Plan Trust funds over its life shall correspond with the needs created by the anticipated flow of claims (the "Maximum Annual Payment"), taking into account the Payment Percentage provisions set forth in Sections 2.4 above and 4.2 below. The Plan Trust's distributions to all claimants for that year shall not exceed the Maximum Annual Payment determined for that year.

      In distributing the Maximum Annual Payment, the Plan Trust shall, after making reservation for any unresolved Plan Trust Disputed Claims, as provided for in Section 3.2 of the Plan Trust Agreement, and after reimbursing the Reorganized Debtors for Coverage Costs and Claims Handling Fees, as provided in
Section 1.4(d) of the Plan Trust Agreement, first allocate the amount in question to outstanding Pre-Petition Liquidated Claims and to liquidated Plan Trust PI Asbestos Claims involving Disease Level I (Cash Discount Payment), in proportion to the aggregate value of each group of claims. The remaining portion of the Maximum Annual Payment (the "Maximum Available Payment"), if any, shall then be allocated and used to satisfy all other liquidated Plan Trust PI Asbestos Claims, subject to the Claims Payment Ratio set forth in Section 2.6 below. In the event there are insufficient funds in any year to pay the total number of outstanding Pre-Petition Liquidated Claims and/or previously liquidated Disease Level I Claims, the available funds allocated to that group of claims shall be paid to the maximum extent to claimants in the particular group based on their place in their respective FIFO Payment Queue. Claims in either group for which there are insufficient funds shall be carried over to the next year, and placed at the head of their FIFO Payment Queue.

      Section 2.6.Claims Payment Ratio. Based upon Congoleum's claims settlement history and analysis of present and future claims, a Claims Payment Ratio has been determined which, as of the Effective Date, has been set at 75% for Category A claims, which consist of Plan Trust PI Asbestos Claims involving severe asbestosis and malignancies (Disease Levels IV - VIII) that were unliquidated as of the Petition Date, and at 25% for Category B claims, which are Plan Trust PI Asbestos Claims involving non-malignant Asbestosis or Pleural Disease (Disease Levels II and III) that were similarly unliquidated as of the Petition Date. However, the Claims Payment Ratio shall not apply to any Pre-Petition Liquidated Claims as defined in Section 5.2(a) below or to any claims for Other Asbestos Disease (Disease Level I - Cash Discount Payment).

      In each year, after the determination of the Maximum Available Payment described in Section 2.5 above, 75% of that amount shall be available to pay Category A claims and 25% shall be available to pay Category B claims that have been liquidated since the Petition Date. In the event there are insufficient funds in any year to pay the liquidated claims within either or both of the Categories, the available funds allocated to the particular Category shall be paid to the maximum extent to claimants in that Category based on their place in the FIFO Payment Queue described in Section 5.1(c) below, which shall be based upon the date of claim liquidation. Claims for which there are insufficient funds allocated to the relevant Category shall be carried over to the next year where they shall be placed at the head of the FIFO Payment Queue. If there are excess funds in either or both Categories, because there is an insufficient amount of liquidated claims to exhaust the respective Maximum Available Payment amount for that Category, then the excess funds for either or both Categories shall be rolled over and remain dedicated to the respective Category to which they were originally allocated.


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      The 75%/25% Claims Payment Ratio and its rollover provision shall apply to all Plan Trust Voting Claims (except Pre-Petition Liquidated Claims and Other Asbestos Disease claims (Disease Level I - Cash Discount Payment)). The term "Plan Trust Voting Claims" includes (i) Pre-Petition Liquidated Claims, as defined in Section 5.2(a) below; (ii) claims filed against Congoleum in the tort system or actually submitted to Congoleum pursuant to an administrative settlement agreement prior to the Petition Date of December 31, 2003, including the Claimant Agreement and any other Pre-Petition Settlement Agreements; and
(iii) all claims filed against another defendant in the tort system prior to the Petition Date; provided, however, that (1) either (a) the holder of a claim described in subsection (i), (ii) or (iii) above, or his or her authorized agent, actually voted to accept or reject the Plan pursuant to the voting procedures established by the Bankruptcy Court, unless such holder certifies to the satisfaction of the Plan Trustees that he or she was prevented from voting in this proceeding as a result of circumstances resulting in a state of emergency affecting, as the case may be, the holder's residence, principal place of business or legal representative's place of business at which the holder or his or her legal representative receives notice and/or maintains material records relating to his or her Plan Trust Voting Claim or (b) the holder of a claim is deemed, pursuant to the Plan, to have irrevocably consented to the Forbearance of his, her or its rights under any Pre-Petition Settlement Agreement, or the Claimant Agreement, as applicable, and his, her or its right under the Security Agreement and Collateral Trust Agreement; and provided further that (2) the claim was subsequently filed with the Plan Trust pursuant to Section 6.1 below by the Initial Claims Filing Date defined in Section 5.1(a) below. Thereafter, both the Claims Payment Ratio and its rollover provision shall be continued absent circumstances, such as a significant change in law or medicine, necessitating amendment to avoid a manifest injustice. However, the accumulation, rollover and subsequent delay of claims resulting from the application of the Claims Payment Ratio shall not, in and of itself, constitute such circumstances. In addition, an increase in the numbers of Category B claims beyond those predicted or expected shall not be considered as a factor in deciding whether to reduce the percentage allocated to Category A claims.

      In considering whether to make any amendments to the Claims Payment Ratio and/or its rollover provisions, the Plan Trustees shall consider the reasons for which the Claims Payment Ratio and its rollover provisions were adopted, the settlement history that gave rise to its calculation, and the foreseeability or lack of foreseeability of the reasons why there would be any need to make an amendment. In that regard, the Plan Trustees should keep in mind the interplay between the Payment Percentage and the Claims Payment Ratio as it affects the net cash actually paid to claimants.

      In any event, no amendment to the Claims Payment Ratio to reduce the percentage allocation to Category A claims may be made without the unanimous consent of the TAC and the Futures Representative. The percentage allocated to Category A claims shall be reviewed as soon as practicable after the first anniversary of the date the Plan Trust first accepts for processing proof of claims forms and the other materials required to file a claim with the Plan Trust, and may be increased at any time thereafter, with the consent of the TAC and the Futures Representative. In case of any amendments to the Claims Payment Ratio, consents shall be governed by the consent process set forth in Sections 5.8(b) and 6.6(b) of the Plan Trust Agreement, however, failure to obtain


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consent shall not be subject to the dispute resolution provisions of Section
7.13 thereof. The Plan Trustees, with the consent of the TAC and the Futures Representative, may offer the option of a reduced Payment Percentage to holders of claims in either Category A or Category B in return for prompter payment (the "Reduced Payment Option").

      Section 2.7.Indirect Plan Trust Asbestos Claims. As set forth in Section
5.6 below, Indirect Asbestos Claims, if any, shall be subject to the same categorization, evaluation, and payment provisions of this TDP as all other Plan Trust PI Asbestos Claims.

      Section 2.8.Claims Handling Fee, Plan Trust Expenses and Coverage Costs. Notwithstanding any other provision contained in this TDP, (i) the holder of the Claim for the Claims Handling Fee shall be paid as provided in the Plan Trust Agreement; and (ii) distributions to Plan Trust PI Asbestos Claims shall not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement.

                                  ARTICLE III

                               TDP ADMINISTRATION

Section 3.1.Trust Advisory Committee and Futures Representative. Pursuant to the Plan and the Plan Trust Agreement, the Plan Trust and this TDP shall be administered by the Plan Trustees in consultation with the TAC, which represents the interests of holders of present Plan Trust PI Asbestos Claims, and the Futures Representative, who represents the interests of holders of Plan Trust PI Asbestos Claims that shall be asserted in the future. The Plan Trustees shall obtain the consent of the TAC and the Futures Representative on any amendments to these Procedures pursuant to Section 8.1 below, and on such other matters as are otherwise required below and in Section 2.2(f) of the Plan Trust Agreement. The Plan Trustees shall also consult with the TAC and the Futures Representative on such matters as are provided below and in Section 2.2(e) of the Plan Trust Agreement. The initial Plan Trustees, the initial members of the TAC and the initial Futures Representative are identified in the Plan Trust Agreement.

Section 3.2.Consent and Consultation Procedures. In those circumstances in which consultation or consent is required, the Plan Trustees shall provide written notice to the TAC and the Futures Representative of the specific amendment or other action that is proposed. The Plan Trustees shall not implement such amendment nor take such action unless and until the parties have engaged in the Consultation Process described in Sections 5.8(a) and 6.6(a), or the Consent Process described in Sections 5.8(b) and 6.6(b), of the Plan Trust Agreement, respectively.

                                   ARTICLE IV

                     PAYMENT PERCENTAGE; PERIODIC ESTIMATES

      Section 4.1.Uncertainty of Congoleum's Personal Injury Asbestos Liabilities. As discussed above, there is inherent uncertainty regarding Congoleum's total asbestos-related tort liabilities, as well as the total value


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of the assets available to the Plan Trust to pay Plan Trust PI Asbestos Claims.
Consequently, there is inherent uncertainty regarding the amounts that holders of Plan Trust PI Asbestos Claims shall receive. To seek to ensure substantially equivalent treatment of all present and future Plan Trust PI Asbestos Claims, the Plan Trustees must determine from time to time the percentage of full liquidated value that holders of present and future Plan Trust PI Asbestos Claims shall be likely to receive, i.e., the "Payment Percentage" described in
Section 2.4 above and Section 4.2 below.

      Section 4.2.Computation of Payment Percentage. As provided in Section 2.4 above, an initial Payment Percentage shall be set by the Plan Trustees with the consent of the TAC and the Futures Representative after the Plan Trust is established and sufficient information is available concerning the expected assets and liabilities of the Plan Trust over its lifetime.

      The Payment Percentage shall thereafter be subject to change pursuant to the terms of this TDP and the Plan Trust Agreement if the Plan Trustees determine that an adjustment is required. No less frequently than once every three years, commencing with the first day of January occurring after the Plan is consummated, the Plan Trustees shall reconsider the then applicable Payment Percentage to assure that it is based on accurate, current information and may, after such reconsideration, change the Payment Percentage if necessary with the consent of the TAC and the Futures Representative. The Plan Trustees shall also reconsider the then applicable Payment Percentage at shorter intervals if they deem such reconsideration to be appropriate or if requested to do so by the TAC or the Futures Representative.

      The Plan Trustees must base their determination of the Payment Percentage on current estimates of the number, types, and values of present and future Plan Trust PI Asbestos Claims, the value of the assets then available to the Plan Trust for their payment, taking into account the Plan Trust Disputed Claims Reserve established under Section 3.2 of the Plan Trust Agreement, all anticipated administrative and legal expenses, and any other material matters that are reasonably likely to affect the sufficiency of funds to pay a comparable percentage of full value to all holders of Plan Trust PI Asbestos Claims. When making these determinations, the Plan Trustees shall exercise common sense and flexibly evaluate all relevant factors. The Payment Percentage applicable to Category A or Category B claims may not be reduced to alleviate delays in payments of claims in the other Category; both Categories of claims shall receive the same Payment Percentage, but the payment may be deferred as needed, and a Reduced Payment Option may be instituted as described in Section
2.6 above.

      The uncertainty surrounding the amount of the Plan Trust's future assets is due in significant part to the fact that the estimates of those assets do not take into account the possibility that the Plan Trust may receive substantial additional funds from successful recoveries of insurance proceeds that have been assigned to the Plan Trust with respect to which the coverage is presently in dispute or the solvency of the carrier is in doubt. In addition, as provided in
Section 3.2 of the Plan Trust Agreement, the Plan Trust has established a reserve for Plan Trust Disputed Claims, in the event that any or all such claims, the relevant Pre-Petition Settlement Agreements, the Claimant Agreement, the Security Agreement, and/or the Collateral Trust Agreement are finally determined to be valid, enforceable, and/or unavoidable by a court of competent jurisdiction. There is also uncertainty surrounding the totality of the Plan Trust PI Asbestos Claims to be paid over time as well as the extent to which changes in existing federal and/or state law could affect the Plan Trust's


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                                                           EXHIBIT G TO THE PLAN

liabilities under this TDP. If the Plan Trust successfully resolves an insurance coverage dispute or otherwise receives a substantial recovery of insurance proceeds, and/or if the value or volume of Plan Trust PI Asbestos Claims actually filed with the Plan Trust is significantly lower than originally estimated, and/or if any or all of the Plan Trust Disputed Claims, the Pre-Petition Settlement Agreements, the Claimant Agreement, the Security Agreement, and/or the Collateral Trust Agreement are found invalid, unenforceable or avoidable, and thus the funds reserved for those claims, or portions thereof, are available, the Plan Trust shall use those proceeds and/or claims savings, as the case may be, first to maintain the Payment Percentage then in effect.

      If the Plan Trustees, with the consent of the TAC and the Futures Representative, determine to increase the Payment Percentage, including the initial Payment Percentage applicable to Plan Trust Voting Claims, due to a material change in the estimates of the Plan Trust's future assets and/or liabilities, the Plan Trustees shall also make supplemental payments to all claimants who previously liquidated their claims against the Plan Trust and received payments based on a lower Payment Percentage. The amount of any such supplemental payment shall be the liquidated value of the claim in question times the newly adjusted Payment Percentage, less all amounts previously paid to the claimant with respect to the claim, not including the portion of such previously paid amounts that was attributable to interest.

      The Plan Trustees' obligation to make a supplemental payment to a claimant shall be suspended in the event the payment in question would be less than $100.00, and the amount of the suspended payment shall be added to the amount of any prior supplemental payment/payments that was/were also suspended because it/they would have been less than $100.00. However, the Plan Trustees shall pay any such aggregate supplemental payments due the claimant at such time that the total exceeds $100.00.

      Section 4.3.Applicability of the Payment Percentage. No holder of a Plan Trust Voting Claim, other than a Plan Trust Voting Claim for Other Asbestos Disease (Disease Level I - Cash Discount Payment) as defined in Section 5.3(a)(3) below, shall receive a payment that exceeds the initial Payment Percentage times the liquidated value of the claim. Except as otherwise provided in Section 5.1(c) below for Plan Trust PI Asbestos Claims involving deceased or incompetent claimants for which approval of the Plan Trust's offer by a court or through a probate process is required, no holder of any other Plan Trust Asbestos Claim, other than a Plan Trust Asbestos Claim for Other Asbestos Disease (Disease Level I - Cash Discount Payment), shall receive a payment that exceeds the liquidated value of the claim times the Payment Percentage in effect at the time of payment. Plan Trust PI Asbestos Claims involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) shall not be subject to the Payment Percentage, but shall instead be paid the full amount of their Scheduled Value as set forth in Section 5.3(a)(3) below.

      If a redetermination of the Payment Percentage has been proposed in writing by the Plan Trustees to the TAC and the Futures Representative but has not yet been adopted, the claimant shall receive the lower of the current Payment Percentage or the proposed Payment Percentage. However, if the proposed Payment Percentage was the lower amount but was not subsequently adopted, the claimant shall thereafter receive the difference between the lower proposed amount and the higher current amount. Conversely, if the proposed Payment Percentage was the higher amount and was subsequently adopted, the claimant shall thereafter receive the difference between the lower current amount and the higher adopted amount.


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                                                           EXHIBIT G TO THE PLAN

                                   ARTICLE V

                   RESOLUTION OF PLAN TRUST PI ASBESTOS CLAIMS

      Section 5.1.Ordering, Processing and Payment of Claims.

            (a) Ordering of Claims.

                  (1) Establishment of the FIFO Processing Queue. The Plan Trust shall order claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis except as otherwise provided herein (the "FIFO Processing Queue"). Subject to the provisions of Section 5.1(a)(2) regarding Pre-Petition Settlement Claims, for all claims filed on or before the date six months after the date that the Plan Trust first makes available the proof of claim forms and other claims materials required to file a claim with the Plan Trust (the "Initial Claims Filing Date"), a claimant's position in the FIFO Processing Queue shall be determined as of the earlier of (i) the date prior to December 31, 2003 (the "Petition Date") (if any) that the specific claim was either filed against Congoleum in the tort system or was actually submitted to Congoleum pursuant to an administrative settlement agreement; (ii) the date before the Petition Date that a claim was filed against another defendant in the tort system if at the time the claim was subject to a tolling agreement with Congoleum; (iii) the date after the Petition Date (if any) but before the Initial Claims Filing Date that the claim was filed against another defendant in the tort system; (iv) the date after the Petition Date but before the Effective Date that a proof of claim was filed against Congoleum in this Chapter 11 proceeding; or (v) the date a ballot was submitted on behalf of the claimant for purposes of voting to accept or reject the Plan pursuant to the voting procedures approved by the Bankruptcy Court.

      Following the Initial Claims Filing Date, the claimant's position in the FIFO Processing Queue shall be determined by the date the claim is filed with the Plan Trust. If any claims are filed on the same date, the claimant's position in the FIFO Processing Queue shall be determined by the date of the diagnosis of the asbestos-related disease. If any claims are filed and diagnosed on the same date, the claimant's position in the FIFO Processing Queue shall be determined by the claimant's date of birth, with older claimants given priority over younger claimants.

                  (2) Position in FIFO Processing Queue of Claimants with Pre-Petition Settlement Claims. The position in the FIFO Queue of Consenting Pre-Petition Settlement Claimants shall be determined pursuant to Section 5.1(a)(1). The position in the FIFO Processing Queue of a claimant with a Plan Trust Disputed Claim that has been filed with the Plan Trust will be determined pursuant to Section 5.1(a)(1), above, as though the claim had been filed with the Plan Trust before the Initial Claims Filing Date, regardless of the actual filing date.

                  (3) Effect of Statutes of Limitation and Repose. All unliquidated Plan Trust PI Asbestos Claims must meet either (i) for claims first filed in the tort system against Congoleum prior to the Petition Date, the applicable federal, state and foreign statute of limitation and repose that was in effect at the time of the filing of the claim in the tort system, or (ii) for


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                                                           EXHIBIT G TO THE PLAN

claims not filed against Congoleum in the tort system prior to the Petition Date, the applicable federal, state or foreign statute of limitation that was in effect at the time of the filing with the Plan Trust. However, the running of the relevant statute of limitation shall be tolled as of the earliest of (A) the actual filing of the claim against Congoleum prior to the Petition Date, whether in the tort system or by submission of the claim to Congoleum pursuant to an administrative settlement agreement, including the Claimant Agreement or any other disputed Pre-Petition Settlement Agreement; (B) the filing of the claim against another defendant in the tort system prior to the Petition Date if the claim was tolled against Congoleum at the time by an agreement or applicable law; (C) the filing of a claim after the Petition Date but prior to the Initial Claims Filing Date against another defendant in the tort system; (D) the date after the Petition Date but before the Effective Date that a proof of claim was filed against Congoleum in this Chapter 11 proceeding; (E) the filing of the claim, or submitting a ballot on any Congoleum Plan, for voting purposes in this Chapter 11 proceeding; or (F) the filing of a proof of claim with the requisite supporting documentation with the Plan Trust after the Initial Claims Filing Date.

      If a Plan Trust PI Asbestos Claim meets any of the tolling provisions described in the preceding sentence and the claim was not barred by the applicable federal, state or foreign statute of limitation at the time of the tolling event, it shall be treated as timely filed if it is actually filed with the Plan Trust within three (3) years after the Initial Claims Filing Date; provided, however, that if a Plan Trust Disputed Claim meets any of the tolling provisions described in the preceding paragraph and the claim was not barred by the applicable federal, state or foreign statute of limitation at the time of the tolling event, it shall be treated as timely filed if it is actually filed with the Plan Trust within six (6) months of a final determination of the validity, enforceability or voidability of the Plan Trust Disputed Claim, and/or the liens or security interests with respect to such claim, or within three (3) years after the Initial Claims Filing Date, whichever occurs later. In addition, any claims that were first diagnosed after the Petition Date, irrespective of the application of any relevant federal, state or foreign statute of limitation or repose, may be filed with the Plan Trust within three (3) years after the date of diagnosis or within three (3) years after the Initial Claims Filing Date, whichever occurs later. However, the processing of any Plan Trust PI Asbestos Claim by the Plan Trust may be deferred at the election of the claimant pursuant to Section 6.3 below.

            (b) Processing of Claims. As a general practice, the Plan Trust shall review its claims files on a regular basis and notify all claimants whose claims are likely to come up in the FIFO Processing Queue in the near future. However, Plan Trust Disputed Claims, and claims that were not filed (i) against Congoleum in the tort system or actually submitted to Congoleum pursuant to an administrative settlement agreement prior to the Petition Date, or (ii) against another defendant in the tort system prior to the Plan Filing Date, shall not be processed until after the Initial Claims Filing Date.

            (c) Payment of Claims. Plan Trust Asbestos Claims that have been liquidated by the Expedited Review Process as provided in Section 5.3(a) below, by the Individual Review Process as provided in Section 5.3(b) below, by arbitration as provided in Section 5.10 below, or by litigation in the tort system provided in Section 5.11 below, shall be paid in FIFO order based on the date their liquidation became final (the "FIFO Payment Queue"), all such payments being subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio, except as otherwise provided herein. Pre-Petition Liquidated Claims, as defined in Section 5.2 below, shall


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                                                           EXHIBIT G TO THE PLAN

be subject to the Maximum Annual Payment and Payment Percentage limitations, but not to the Maximum Available Payment and Claims Payment Ratio provisions set forth above.

      Where the claimant is deceased or incompetent, and the settlement and payment of his or her claim must be approved by a court of competent jurisdiction or through a probate process prior to acceptance of the claim by the claimant's representative, an offer made by the Plan Trust on the claim shall remain open so long as proceedings before that court or in that probate process remain pending, provided that the Plan Trust has been furnished with evidence that the settlement offer has been submitted to such court or in the probate process for approval. If the offer is ultimately approved by the court or through the probate process and accepted by the claimant's representative, the Plan Trust shall pay the claim in the amount so offered, multiplied by the Payment Percentage in effect at the time the offer was first made.

      If any claims are liquidated on the same date, the claimant's position in the FIFO Payment Queue shall be determined by the date of the diagnosis of the claimant's asbestos-related disease. If any claims are liquidated on the same date and the respective holders' asbestos-related diseases were diagnosed on the same date, the position of those claims in the FIFO Payment Queue shall be determined by the Plan Trust based on the dates of the claimants' birth, with older claimants given priority over younger claimants.

      Section 5.2.Resolution of Pre-Petition Liquidated Claims.

            (a) Processing and Payment. As soon as practicable after the Effective Date, the Plan Trust shall pay, upon submission by the claimant of the appropriate documentation, all Plan Trust PI Asbestos Claims that were liquidated by (i) a jury verdict or non-final judgment in the tort system as to both damages and liability obtained prior to the Petition Date, or (ii) by a judgment that became final and non-appealable prior to the Petition Date (collectively "Pre-Petition Liquidated Claims"). In order to receive payment from the Plan Trust, the holder of a Pre-Petition Liquidated Claim must submit all documentation necessary to demonstrate to the Plan Trust that the claim was liquidated in the manner described in the preceding sentence, which documentation shall include (A) a court authenticated copy of the jury verdict, a non-final judgment or a final judgment and (B) the name, social security number and date of birth of the claimant and the name and address of the claimant's lawyer.

      The liquidated value of a Pre-Petition Liquidated Claim shall be the unpaid portion of the amount awarded by the jury verdict or non-final judgment as to both damages and liability, or the unpaid portion of the amount of the final judgment, as the case may be, plus interest, if any, that has accrued on that amount under applicable state law for judgments as of the Petition Date; however, except as otherwise provided in Section 7.4 below, the liquidated value of a Pre-Petition Liquidated Claim shall not include any punitive or exemplary damages. In addition, the amounts payable with respect to such claims shall not be subject to or taken into account in consideration of the Claims Payment Ratio and the Maximum Available Payment limitations, but shall be subject to the Maximum Annual Payment and Payment Percentage provisions.

      Pre-Petition Liquidated Claims shall be processed and paid in accordance with their order in a separate FIFO queue to be established by the Plan Trust based on the date the Plan Trust received all required documentation for the


                                       12
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                                                           EXHIBIT G TO THE PLAN

particular claim; provided, however, the amounts payable with respect to such claims shall not be subject to or taken into account in consideration of the Claims Payment Ratio, but shall be subject to the Maximum Annual Payment and Payment Percentage provisions set forth above. If any Pre-Petition Liquidated Claims were filed on the same date, the claimants' position in the FIFO queue for such claims shall be determined by the date on which the claim was liquidated. If any Pre-Petition Liquidated Claims were both filed and liquidated on the same dates, the position of the claimants in the FIFO queue shall be determined by the dates of the claimants' birth, with older claimants given priority over younger claimants.

            (b) Marshalling of Security. Holders of Pre-Petition Liquidated Claims that are secured by letters of credit, appeal bonds, or other security or sureties shall first exhaust their rights against any applicable security or surety before making a claim against the Plan Trust. Only in the event that such security or surety is insufficient to pay the Pre-Petition Liquidated Claim in full shall the deficiency be processed and paid as a Pre-Petition Liquidated Claims. Any Plan Trust Disputed Claims, or portion thereof, that are finally determined by a court of competent jurisdiction to be enforceable shall be paid from the funds reserved by the Plan Trust pursuant to Section 3.2 of the Plan Trust Agreement.

      Section 5.3.Resolution of Unliquidated Plan Trust Asbestos Claims. Within six months after the establishment of the Plan Trust, the Plan Trustees, with the consent of the TAC and the Futures Representative, shall adopt procedures for reviewing and liquidating all unliquidated Plan Trust PI Asbestos Claims, which shall include deadlines for processing such claims. Such procedures shall also require that claimants seeking resolution of unliquidated Plan Trust PI Asbestos Claims must first file a proof of claim form, together with the required supporting documentation, in accordance with the provisions of Sections
6.1 and 6.2 below. It is anticipated that the Plan Trust shall provide an initial response to the claimant within six months of receiving the proof of claim form.

      The proof of claim form shall require the claimant to assert his or her claim for the highest Disease Level for which the claim qualifies at the time of filing. Irrespective of the Disease Level alleged on the proof of claim form, all claims shall be deemed to be a claim for the highest Disease Level for which the claim qualifies at the time of filing, and all lower Disease Levels for which the claim may also qualify at the time of filing or in the future shall be treated as subsumed into the higher Disease Level for both processing and payment purposes.

      Upon filing of a valid proof of claim form with the required supporting documentation, the claimant shall be placed in the FIFO Processing Queue in accordance with the ordering criteria described in Section 5.1(a) above. The Plan Trust shall provide the claimant with six-months notice of the date by which it expects to reach the claim in the FIFO Queue, following which the claimant shall promptly (i) advise the Plan Trust whether the claim should be liquidated under the Plan Trust's Expedited Review Process described in Section 5.3(a) below or, in certain circumstances, under the Plan Trust's Individual Review Process described in Section 5.3(b) below; (ii) provide the Plan Trust with any additional medical and/or exposure evidence that was not provided with the original claim submission; and (iii) advise the Plan Trust of any change in the claimant's Disease Level. If a claimant fails to respond to the Plan Trust's notice prior to the reaching of the claim in the FIFO Queue, the Plan Trust shall process and liquidate the claim under the Expedited Review Process based


                                       13
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                                                           EXHIBIT G TO THE PLAN

upon the medical/exposure evidence previously submitted by the claimant, although the claimant shall retain the right to request Individual Review as described in Section 5.3(b) below.

            (a) Expedited Review Process.

                  (1) In General. The Plan Trust's Expedited Review Process is designed primarily to provide an expeditious, efficient and inexpensive method for liquidating all Plan Trust PI Asbestos Claims (except those involving Lung Cancer 2 - Disease Level VI and all Foreign Claims (as defined below), which shall only be liquidated pursuant to the Plan Trust's Individual Review Process), where the claim can easily be verified by the Plan Trust as meeting the presumptive Medical/Exposure Criteria for the relevant Disease Level. Expedited Review thus provides claimants with a substantially less burdensome process for pursuing Plan Trust PI Asbestos Claims than does the Individual Review Process described in Section 5.3(b) below. Expedited Review is also intended to provide qualifying claimants a fixed and certain claims payment.

      Thus, claims that undergo Expedited Review and meet the presumptive Medical/Exposure Criteria for the relevant Disease Level shall be paid the Scheduled Value for such Disease Level set forth in Section 5.3(a)(3) below. However, except for claims involving Other Asbestos Disease (Disease Level I), all claims liquidated by Expedited Review shall be subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio limitations set forth above. Claimants holding claims that cannot be liquidated by Expedited Review because they do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may elect the Plan Trust's Individual Review Process set forth in Section 5.3(b) below.

      Further, the claimant's eligibility to receive the Scheduled Value for his or her Plan Trust Asbestos Claim pursuant to the Expedited Review Process shall be determined solely by reference to the Medical/Exposure Criteria set forth below for each of the Disease Levels eligible for Expedited Review.

                  (2) Claims Processing Under Expedited Review. All claimants seeking liquidation of their claims pursuant to Expedited Review shall file the Plan Trust's proof of claim form. As a proof of claim form is reached in the FIFO Processing Queue, the Plan Trust shall determine whether the claim described therein meets the Medical/Exposure Criteria for one of the seven Disease Levels eligible for Expedited Review, and shall advise the claimant of its determination. If a Disease Level is determined, the Plan Trust shall tender to the claimant an offer of payment of the Scheduled Value for the relevant Disease Level multiplied by the applicable Payment Percentage, together with a form of release approved by the Plan Trust. If the claimant accepts the Scheduled Value and returns the release properly executed, the claim shall be placed in the FIFO Payment Queue, following which the Plan Trust shall disburse payment subject to the limitations of the Maximum Available Payment and Claims Payment Ratio, if any.

                  (3) Disease Levels, Scheduled Values and Medical/Exposure Criteria. The eight Disease Levels covered by this TDP, together with the Medical/Exposure Criteria for each and the Scheduled Values for the seven


                                       14
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                                                           EXHIBIT G TO THE PLAN

Disease Levels eligible for Expedited Review, are set forth below. These Disease Levels, Scheduled Values, and Medical/Exposure Criteria shall apply to all Plan Trust Voting Claims filed with the Plan Trust (except Pre-Petition Liquidated Claims) on or before the Initial Claims Filing Date provided in Section 5.1 above for which the claimant elects the Expedited Review Process. Thereafter, for purposes of administering the Expedited Review Process and with the consent of the TAC and the Futures Representative, the Plan Trustees may add to, change, or eliminate Disease Levels, Scheduled Values, or Medical/Exposure Criteria; develop subcategories of Disease Levels, Scheduled Values or Medical/Exposure Criteria; or determine that a novel or exceptional asbestos personal injury claim is compensable even though it does not meet the Medical/Exposure Criteria for any of the then current Disease Levels.

Disease Level              Scheduled Value(2)  Medical/Exposure Criteria
-------------              ------------------  -------------------------

Mesothelioma (Level VIII)                      Diagnosis(3) of mesothelioma; and
                                               (2) Congoleum Exposure prior to
                                               December 31, 1982, as defined in
                                               Section 5.7(b)(3).

Lung Cancer 1 (Level VII)                      Diagnosis of a primary lung
                                               cancer plus evidence of an
                                               underlying Bilateral
                                               Asbestos-Related Nonmalignant
                                               Disease(4), (2) six months
                                               Congoleum

----------
(2) The Debtors are in receipt of proposed scheduled values from the Asbestos Claimants' Committee. These proposed values are under study. The proposed values are as follows: Mesothelioma (Level VIII) $265,000; Lung Cancer 1 (Level VII) $45,000; Lung Cancer 2 (Level VI) None; Other Cancer (Level V) $20,000; Severe Asbestosis (Level IV) $30,000; Asbestosis/Pleural Disease (Level III) $3,600; Asbestosis/Pleural Disease (Level II) $1,200; Other Asbestos Disease (Level I - Cash Discount Payment) $150.

(3) The requirements for a diagnosis of an asbestos-related disease that may be compensated under the provisions of this TDP are set forth in Section
      5.7 below.

(4) Evidence of "Bilateral Asbestos-Related Nonmalignant Disease," for purposes of meeting the criteria for establishing Disease Levels I, II, III, V and VII, means either (i) a chest X-ray read by a qualified B reader of 1/0 or higher on the ILO scale or (ii)(x) a chest X-ray read by a qualified B reader or other Qualified Physician, (y) a CT scan read by a Qualified Physician, or (z) pathology, in each case showing either bilateral interstitial fibrosis, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification. Solely for claims filed against Congoleum or another asbestos defendant in the tort system prior to the Petition Date, if an ILO reading is not available, either (i) a chest X-ray or a CT scan read by a Qualified Physician, or (ii) pathology, in each case showing bilateral interstitial fibrosis, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification consistent with or compatible with a diagnosis of asbestos-related disease, shall be evidence of a Bilateral Asbestos-Related Nonmalignant Disease for purposes of meeting the presumptive medical requirements of Disease Levels I, II, III, V and VII. Pathological proof of asbestosis may be based on the pathological grading system for asbestosis described in the Special Issue of the Archives of Pathology and Laboratory Medicine, "Asbestos-associated Diseases," Vol. 106, No. 11, App. 3 (October 8, 1982). For all purposes of this TDP, a "Qualified Physician" is a physician whose is board-certified (or in the case of Canadian claims or Foreign Claims, a physician who is certified or qualified under comparable medical standards or criteria of the jurisdiction in question) in one or more relevant specialized fields of medicine such as pulmonology, radiology, internal medicine or occupational medicine; provided, however, that the requirement for board certification in this provision shall not apply to otherwise qualified physicians whose X-ray and/or CT scan readings are submitted for deceased holders of Plan Trust Asbestos Claims.


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                                                           EXHIBIT G TO THE PLAN

Disease Level             Scheduled Value(2)  Medical/Exposure Criteria
-------------             ------------------  -------------------------

                                              Exposure prior to December
                                              31, 1982, (3) Significant
                                              Occupational Exposure(5) to
                                              asbestos, and (4) supporting
                                              medical documentation
                                              establishing asbestos exposure as
                                              a contributing factor in causing
                                              the lung cancer in question.

Lung Cancer 2 (Level VI)                      (1) Diagnosis of a primary lung
                                              cancer; (2) Congoleum Exposure
                                              prior to December 31, 1982, and
                                              (3) supporting medical
                                              documentation establishing
                                              asbestos exposure as a
                                              contributing factor in causing
                                              the lung cancer in question.

                                              Lung Cancer 2 (Level VI) claims
                                              are claims that do not meet the
                                              more stringent medical and/or
                                              exposure requirements of Lung
                                              Cancer 1 (Level VII) claims. All
                                              claims in this Disease Level shall
                                              be individually evaluated. The
                                              estimated likely average of the
                                              individual evaluation awards for
                                              this category is $[15,000], with
                                              such awards capped at $[24,000]
                                              unless the claim qualifies for
                                              Extraordinary Claim treatment.

                                              Level VI claims that show no
                                              evidence of either an underlying
                                              Bilateral Asbestos-Related
                                              Non-malignant Disease or
                                              Significant Occupational Exposure
                                              may be individually evaluated,
                                              although it is not expected that
                                              such claims shall be treated as
                                              having any significant value,
                                              especially if the claimant is also
                                              a Smoker.(6) In any event, no
                                              presumption of validity shall be
                                              available for any claims in this
                                              category.

----------
(5) The term "Significant Occupational Exposure" is defined in Section 5.7(b) below.

(6) There is no distinction between Non-Smokers and Smokers for either Lung Cancer 1 (Level VII) or Lung Cancer 2 (Level VI), although a claimant who meets the more stringent requirements of Lung Cancer 1 (Level VII) (evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease plus Significant Occupational Exposure), and who is also a Non-Smoker, may wish to have his or her claim individually evaluated by the Plan Trust. In such a case, absent circumstances that would otherwise reduce the value of the claim, it is anticipated that the liquidated value of the claim might well exceed the $[45,000] Scheduled Value for Lung Cancer 1 (Level VII) shown above. "Non-Smoker" means a claimant who either (a) never smoked or
      (b) has not smoked during any portion of the twelve (12) years immediately prior to the diagnosis of the lung cancer.


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                                                           EXHIBIT G TO THE PLAN

Disease Level             Scheduled Value(2)  Medical/Exposure Criteria
-------------             ------------------  -------------------------

Other Cancer (Level V)                        (1) Diagnosis of a primary
                                              colo-rectal, laryngeal,
                                              esophageal, pharyngeal, or
                                              stomach cancer, plus evidence of
                                              an underlying Bilateral
                                              Asbestos-Related Nonmalignant
                                              Disease, (2) six months Congoleum
                                              Exposure prior to December 31,
                                              1982, (3) Significant
                                              Occupational Exposure to
                                              asbestos, and (4) supporting
                                              medical documentation
                                              establishing asbestos exposure as
                                              a contributing factor in causing
                                              the other cancer in question.

Severe Asbestosis (Level                      (1) Diagnosis of asbestosis with
IV)                                           ILO of 2/1 or greater, or
                                              asbestosis determined by
                                              pathological evidence of asbestos,
                                              plus (a) TLC less than 65%, or (b)
                                              FVC less than 65% and FEV1/FVC
                                              ratio greater than 65%, (2) six
                                              months Congoleum Exposure prior to
                                              December 31, 1982, (3) Significant
                                              Occupational Exposure to asbestos,
                                              and (4) supporting medical
                                              documentation establishing
                                              asbestos exposure as a
                                              contributing factor in causing the
                                              pulmonary disease in question.

Asbestosis/Pleural Disease                    (1) Diagnosis of Bilateral
(Level III)                                   Asbestos-Related Nonmalignant
                                              Disease, plus (a) TLC less than
                                              80%, or (b) FVC less than 80% and
                                              FEV1/FVC ratio greater than or
                                              equal to 65%, and (2) six months
                                              Congoleum Exposure prior to
                                              December 31, 1982, (3) Significant
                                              Occupational Exposure to asbestos,
                                              and (4) supporting medical
                                              documentation establishing
                                              asbestos exposure as a
                                              contributing factor in causing the
                                              pulmonary disease in question.

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                                                           EXHIBIT G TO THE PLAN

Disease Level             Scheduled Value(2)  Medical/Exposure Criteria
-------------             ------------------  -------------------------

Asbestosis/Pleural Disease                    (1) Diagnosis of a Bilateral
(Level II)                                    Asbestos-Related Nonmalignant
                                              Disease, and (2) six months
                                              Congoleum Exposure prior to
                                              December 31, 1982, and (3) five
                                              years cumulative occupational
                                              exposure to asbestos.

Other Asbestos Disease                        (1) Diagnosis of a Bilateral
(Level I - Cash Discount                      Asbestos-Related Nonmalignant
Payment)                                      Disease or an asbestos-related
                                              malignancy other than
                                              mesothelioma, and (2) Congoleum
                                              Exposure prior to December 31,
                                              1982.

            (b) Individual Review Process.

                  (1) In General. Subject to the provisions set forth below, a Congoleum claimant may elect to have his or her Plan Trust PI Asbestos Claim reviewed for purposes of determining whether the claim would be compensable in the tort system even though it does not meet the presumptive Medical/Exposure Criteria for any of the Disease Levels set forth in Section 5.3(a)(3) above. In addition or alternatively, a Congoleum claimant may elect to have a claim undergo the Individual Review Process for purposes of determining whether the liquidated value of claim involving Disease Levels IV, V, VII or VIII exceeds the Scheduled Value for the relevant Disease Level also set forth in said provision. However, until such time as the Plan Trust has made an offer on a claim pursuant to Individual Review, the claimant may change his or her Individual Review election and have the claim liquidated pursuant to the Plan Trust's Expedited Review Process. In the event of such a change in the processing election, the claimant shall nevertheless retain his or her place in the FIFO Processing Queue.

      The liquidated value of all Foreign Claims payable under this TDP shall be established only under the Plan Trust's Individual Review Process. Because Plan Trust PI Asbestos Claims of individuals exposed in Canada who were resident in Canada when such claims were filed were routinely litigated and resolved in the courts of the United States, and because the resolution history of these claims has been included in developing the Expedited Review Process, such claims shall not be considered Foreign Claims hereunder and shall be eligible for liquidation under the Expedited Review Process. Accordingly, a "Foreign Claim" is a Plan Trust PI Asbestos Claim with respect to which the claimant's exposure to an asbestos-containing product for which Congoleum has legal responsibility occurred outside of the United States and its Territories and Possessions, and outside of the Provinces and Territories of Canada.

      In reviewing such Foreign Claims, the Plan Trust shall take into account all relevant procedural and substantive legal rules to which the claims would be subject in the Claimant's Jurisdiction as defined in Section 5.3(b)(2) below. The Plan Trust shall determine the liquidated value of Foreign Claims based on

                                                           EXHIBIT G TO THE PLAN

historical settlements and verdicts in the Claimant's Jurisdiction as well as the other valuation factors set forth in Section 5.3(b)(2) below.

      For purposes of the Individual Review Process for Foreign Claims, the Plan Trustees, with the consent of the TAC and the Futures Representative, may develop separate Medical/Exposure Criteria and standards, as well as separate requirements for physician and other professional qualifications, which shall be applicable to all Foreign Claims channeled to the Plan Trust; provided however, that such criteria, standards or requirements shall not effectuate substantive changes to the claims eligibility requirements under this TDP, but rather shall be made only for the purpose of adapting those requirements to the particular licensing provisions and/or medical customs or practices of the foreign country in question.

      At such time as the Plan Trust has sufficient historical settlement, verdict and other valuation data for claims from a particular foreign jurisdiction, the Plan Trustees, with the consent of the TAC and the Futures Representative, may also establish a separate valuation matrix for any such Foreign Claims based on that data.

                        (A) Review of Medical/Exposure Criteria. The Plan Trust's Individual Review Process provides a claimant with an opportunity for individual consideration and evaluation of a Plan Trust PI Asbestos Claim that fails to meet the presumptive Medical/Exposure Criteria for Disease Levels I - V, VII or VIII. In such a case, the Plan Trust shall either deny the claim or, if the Plan Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system, the Plan Trust can offer the claimant a liquidated value amount up to the Scheduled Value for that Disease Level.

                        (B) Review of Liquidated Value. Claimants holding claims in the five more serious Disease Levels IV - VIII shall also be eligible to seek Individual Review of the liquidated value of their claims, as well as of their medical/exposure evidence. The Individual Review Process is intended to result in payments equal to the full liquidated value for each claim multiplied by the Payment Percentage; however, the liquidated value of any Plan Trust PI Asbestos Claim that undergoes Individual Review may be determined to be less than the Scheduled Value the claimant would have received under Expedited Review. Moreover, the liquidated value for a claim involving Disease Levels IV - VIII shall not exceed the Maximum Value for the relevant Disease Level set forth in Section 5.3(b)(3) below, unless the claim meets the requirements of an Extraordinary Claim described in Section 5.4(a) below, in which case its liquidated value cannot exceed the Maximum Value set forth in that provision for such claims. Because the detailed examination and valuation process pursuant to Individual Review requires substantial time and effort, claimants electing to undergo the Individual Review Process may be paid the liquidated value of their Plan Trust PI Asbestos Claims later than would have been the case had the claimant elected the Expedited Review Process. Subject to the provisions of Section 5.8, the Plan Trust shall devote reasonable resources to the review of all claims to ensure that there is a reasonable balance maintained in reviewing all classes of claims.

                                                           EXHIBIT G TO THE PLAN

                        (2) Valuation Factors to Be Considered in Individual Review. The Plan Trust shall liquidate the value of each Plan Trust PI Asbestos Claim that undergoes Individual Review based on the historic liquidated values of other similarly situated claims in the tort system for the same Disease Level. The Plan Trust shall thus take into consideration all of the factors that affect the severity of damages and values within the tort system including, but not limited to, (i) the degree to which the characteristics of a claim differ from the presumptive Medical/Exposure Criteria for the Disease Level in question; (ii) factors such as the claimant's age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages, and pain and suffering; (iii) evidence that the claimant's damages were (or were not) caused by asbestos exposure, including exposure to an asbestos-containing product or to conduct for which Congoleum has legal responsibility prior to December 31, 1982 (for example, alternative causes, and the strength of documentation of injuries); (iv) the industry of exposure; (v) settlements, and verdicts in the Claimant's Jurisdiction for similarly situated claims; and (vi) settlements and verdict histories for the claimant's law firm for similarly situated claims.

      For these purposes, the "Claimant's Jurisdiction" is the jurisdiction in which the claim was filed (if at all) against Congoleum in the tort system prior to the Petition Date. If the claim was not filed against Congoleum in the tort system prior to the Petition Date, the claimant may elect as the Claimant's Jurisdiction either (i) the jurisdiction in which the claimant resides at the time of diagnosis or when the claim is filed with the Plan Trust; or (ii) a jurisdiction in which the claimant experienced exposure to an asbestos-containing product or to conduct for which Congoleum has legal responsibility.

      With respect to the "Claimant's Jurisdiction" in the event a personal representative or authorized agent makes a claim under this TDP for wrongful death with respect to which the governing law of the Claimant's Jurisdiction could only be the Alabama Wrongful Death Statute, the Claimant's Jurisdiction for such claim shall be the State of New Jersey, and such claimant's damages shall be determined pursuant to the statutory and common laws of the State of New Jersey without regard to its choice of law principles. The choice of law provision in Section 7.4 below applicable to any claim with respect to which, but for this choice of law provision, the applicable law of the Claimant's Jurisdiction pursuant to this Section 5.3(b)(2) is determined to be the Alabama Wrongful Death Statute, shall only govern the rights between the Plan Trust and the claimant, and, to the extent the Plan Trust seeks recovery from any entity that provided insurance coverage to Congoleum, the Alabama Wrongful Death Statute shall govern.

                        (3) Scheduled, Average and Maximum Values. The Scheduled, Average and Maximum Values for claims involving Disease Levels I - VIII are the following:

                                                           EXHIBIT G TO THE PLAN

Scheduled Disease                    Scheduled Value(7)    Average Value(8)    Maximum Value(9)
-----------------                    ------------------    ----------------    ----------------

Mesothelioma (Level VIII)

Lung Cancer (1) (Level VII)

Lung Cancer (2) (Level VI)

Other Cancer (Level V)

Severe Asbestosis (Level IV)

Asbestosis/Pleural Disease
  (Level III)

Asbestosis/Pleural Disease
  (Level II)

Other Asbestos Disease - Cash
  Discount Payment (Level I)

      These Scheduled Values, Average Values and Maximum Values shall apply to all Plan Trust Voting Claims other than Pre-Petition Liquidated Claims filed with the Plan Trust on or before the Initial Claims Filing Date as provided in
Section 5.1 above. Thereafter, the Plan Trustees, with the consent of the TAC and the Futures Representative pursuant to Sections 5.8(b) and 6.6(b) of the Plan Trust Agreement, may change these valuation amounts for good cause and consistent with other restrictions on the amendment power.

----------
(7) The Debtors are in receipt of proposed scheduled values from the Asbestos Claimants' Committee. These proposed scheduled values are under study. The proposed values are as follows: Mesothelioma (Level VIII) $265,000; Lung Cancer 1 (Level VII) $45,000; Lung Cancer 2 (Level VI) None; Other Cancer (Level V) $20,000; Severe Asbestosis (Level IV) $30,000; Asbestosis/Pleural Disease; (Level III) $3,600; Asbestosis/Pleural Disease; (Level II) $1,200; Other Asbestos Disease - Cash; Discount Payment (Level I) $150.

(8) The Debtors are in receipt of proposed average values from the Asbestos Claimants' Committee. These proposed average values are under study. The proposed average values are as follows: Mesothelioma (Level VIII) $330,000; Lung Cancer 1 (Level VII) $56,250; Lung Cancer 2 (Level VI) $15,000; Other Cancer (Level V) $25,000; Severe Asbestosis (Level IV) $37,500; Asbestosis/Pleural Disease (Level III) $3,600; Asbestosis/Pleural Disease (Level II) $1,200; Other Asbestos Disease - Cash Discount Payment (Level I) $150.

(9) The Debtors are in receipt of proposed maximum values from the Asbestos Claimants' Committee. These proposed maximum values are under study. The proposed maximum values are as follows: Mesothelioma (Level VIII) $530,000; Lung Cancer 1 (Level VII) $90,000; Lung Cancer 2 (Level VI) $24,000; Other Cancer (Level V) $40,000; Severe Asbestosis (Level IV) $60,000; Asbestosis/Pleural Disease (Level III) $3,600; Asbestosis/Pleural Disease (Level II) $1,200; Other Asbestos Disease - Cash Discount Payment (Level I) $150.

                                                           EXHIBIT G TO THE PLAN

      Section 5.4 Categorizing Claims as Extraordinary and/or Exigent Hardship.

            (a) Extraordinary Claims. "Extraordinary Claim" means a Plan Trust PI Asbestos Claim that otherwise satisfies the Medical Criteria for Disease Levels IV - VIII, and that is held by a claimant whose exposure to asbestos (i) occurred primarily as a result of working in a manufacturing facility of Congoleum during a period in which Congoleum was manufacturing asbestos-containing products at that facility, or (ii) was at least 75% the result of exposure to an asbestos-containing product or to conduct for which Congoleum has legal responsibility, and in either case there is little likelihood of a substantial recovery elsewhere. All such Extraordinary Claims shall be presented for Individual Review and, if valid, shall be entitled to an award of up to a Maximum Value of five (5) times the Scheduled Value set forth in Section 5.3(b)(3) for claims qualifying for Disease Levels IV - V, VII and VIII, and five (5) times the Average Value for claims in Disease Level VI, multiplied by the applicable Payment Percentage.

      Any dispute as to Extraordinary Claim status shall be submitted to a special Extraordinary Claims Panel established by the Plan Trust with the consent of the TAC and the Futures Representative. All decisions of the Extraordinary Claims Panel shall be final and not subject to any further administrative or judicial review. An Extraordinary Claim, following its liquidation, shall be placed in the FIFO Queue ahead of all other Plan Trust PI Asbestos Claims except Pre-Petition Liquidated Claims, Disease Level I Claims and Exigent Hardship Claims, which shall be paid first in that order in said Queue, based on its date of liquidation, subject to the Maximum Available Payment and Claims Payment Ratio described above.

            (b) Exigent Hardship Claims. At any time the Plan Trust may liquidate and pay Plan Trust PI Asbestos Claims that qualify as Exigent Hardship Claims as defined below. Such claims may be considered separately no matter what the order of processing otherwise would have been under this TDP. An Exigent Hardship Claim, following its liquidation, shall be placed first in the FIFO Payment Queue ahead of all other liquidated Plan Trust Asbestos Claims except Pre-Petition Liquidated Claims, and Disease Level I Claims, subject to the Maximum Available Payment and Claims Payment Ratio described above. A Plan Trust Asbestos Claim qualifies for payment as an Exigent Hardship Claim if the claim meets the Medical/Exposure Criteria for Severe Asbestosis (Disease Level IV) or an asbestos-related malignancy (Disease Levels V - VIII), and the Plan Trust, in its sole discretion, determines (i) that the claimant needs financial assistance on an immediate basis based on the claimant's expenses and all sources of available income, and (ii) that there is a causal connection between the claimant's dire financial condition and the claimant's asbestos-related disease.

      Section 5.5 Secondary Exposure Claims. If a claimant alleges an asbestos-related disease resulting solely from exposure to an occupationally exposed person, such as a family member, the claimant may seek Individual Review of his or her claim pursuant to Section 5.3(b) above. In such a case, the claimant must establish that the occupationally exposed person would have met the exposure requirements under this TDP that would have been applicable had that person filed a direct claim against the Plan Trust. In addition, the claimant with secondary exposure must establish that he or she is suffering from one of the eight Disease Levels described in Section 5.3(a)(3) above or an asbestos-related disease otherwise compensable under this TDP, that his or her own exposure to the occupationally exposed person occurred within the same time frame as the occupationally exposed person was exposed to an asbestos-containing product manufactured, produced or distributed by Congoleum, or to conduct for which Congoleum has legal responsibility, and that such secondary exposure was a cause of the claimed disease. All other liquidation and payment rights and limitations under this TDP shall be applicable to such claims.

                                                           EXHIBIT G TO THE PLAN

      Section 5.6 Indirect Plan Trust Asbestos Claims. Indirect Asbestos Claims asserted against the Plan Trust based upon theories of contribution or indemnification under applicable law shall be treated as presumptively valid and paid by the Plan Trust subject to the applicable Payment Percentage if (a) such claim satisfied the requirements of the bar date for such claims established by the Bankruptcy Court, if applicable, and is not otherwise disallowed by Section 502(e) of the Bankruptcy Code or subordinated under Section 509(c) of the Bankruptcy Code, and (b) the holder of such claim (the "Indirect Claimant") establishes to the satisfaction of the Plan Trustees that (i) the Indirect Claimant has paid in full the liability and obligation of the Plan Trust to the individual claimant to whom the Plan Trust would otherwise have had a liability or obligation under these Procedures (the "Direct Claimant"), (ii) the Direct Claimant and the Indirect Claimant have forever and fully released the Plan Trust from all liability to the Direct Claimant, and (iii) the claim is not otherwise barred by a statute of limitation or repose or by other applicable law. In no event shall any Indirect Claimant have any rights against the Plan Trust superior to the rights of the related Direct Claimant against the Plan Trust, including any rights with respect to the timing, amount or manner of payment. In addition, no Indirect Claim may be liquidated and paid in an amount that exceeds what the Indirect Claimant has actually paid the related Direct Claimant.

      To establish a presumptively valid Indirect Asbestos Claim, the Indirect Claimant's aggregate liability for the Direct Claimant's claim must also have been fixed, liquidated and paid fully by the Indirect Claimant by settlement (with an appropriate full release in favor of the Plan Trust) or a Final Order (as defined in the Plan) provided that such claim is valid under the applicable state law. In any case where the Indirect Claimant has satisfied the claim of a Direct Claimant against the Plan Trust under applicable law by way of a settlement, the Indirect Claimant shall obtain for the benefit of the Plan Trust a release in form and substance satisfactory to the Plan Trustees.

      If an Indirect Claimant cannot meet the presumptive requirements set forth above, including the requirement that the Indirect Claimant provide the Plan Trust with a full release of the Direct Claimant's claim, the Indirect Claimant may request that the Plan Trust review the Indirect Plan Trust Asbestos Claim individually to determine whether the Indirect Claimant can establish under applicable state law that the Indirect Claimant has paid all or a portion of a liability or obligation that the Plan Trust had to the Direct Claimant as of the Effective Date of this TDP. If the Indirect Claimant can show that it has paid all or a portion of such a liability or obligation, the Plan Trust shall reimburse the Indirect Claimant the amount of the liability or obligation so paid, times the then applicable Payment Percentage. However, in no event shall such reimbursement to the Indirect Claimant be greater than the amount to which the Direct Claimant would have otherwise been entitled. Further, the liquidated value of any Indirect Plan Trust Asbestos Claim paid by the Plan Trust to an Indirect Claimant shall be treated as an offset to or reduction of the full liquidated value of any Plan Trust PI Asbestos Claim that might be subsequently asserted by the Direct Claimant against the Plan Trust.

                                                           EXHIBIT G TO THE PLAN

      Any dispute between the Plan Trust and an Indirect Claimant over whether the Indirect Claimant has a right to reimbursement for any amount paid to a Direct Claimant shall be subject to the ADR procedures provided in Section 5.10 below and set forth in Attachment A hereto. If such dispute is not resolved by said ADR procedures, the Indirect Claimant may litigate the dispute in the tort system pursuant to Sections 5.11 and 7.6 below.

      The Plan Trustees may develop and approve a separate proof of claim form for Indirect Plan Trust Asbestos Claims. Indirect Asbestos Claims that have not been disallowed, discharged, or otherwise resolved by prior order of the Bankruptcy Court shall be processed in accordance with procedures to be developed and implemented by the Plan Trustees consistent with the provisions of this Section 5.6, which procedures (a) shall determine the validity, allowability and enforceability of such claims; and (b) shall otherwise provide the same liquidation and payment procedures and rights to the holders of such claims as the Plan Trust would have afforded the holders of the underlying valid Plan Trust PI Asbestos Claims. Nothing in this TDP is intended to preclude a trust to which asbestos-related liabilities are channeled from asserting an Indirect Plan Trust Asbestos Claim against the Plan Trust subject to the requirements set forth herein.

      Section 5.7 Evidentiary Requirements.

            (a)   Medical Evidence.

                        (1) In General. All diagnoses of a Disease Level shall be accompanied by either (i) a statement by the physician providing the diagnosis that at least 10 years have elapsed between the date of first exposure to asbestos or asbestos-containing products and the diagnosis, or (ii) a history of the claimant's exposure sufficient to establish a 10-year latency period. A finding by a physician that a claimant's disease is "consistent with" or "compatible with" asbestosis shall not alone be treated by the Plan Trust as a diagnosis.

                              (A) Disease Levels I - IV. Except for claims filed against Congoleum or any other asbestos defendant in the tort system prior to the Petition Date, all diagnoses of a non-malignant asbestos-related disease (Disease Levels I-IV) shall be based in the case of a claimant who was living at the time the claim was filed, upon a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease. All living claimants must also provide (i) for Disease Levels I-III, evidence of Bilateral Asbestos-Related Nonmalignant Disease (as defined in Footnote 3 above); (ii) for Disease Level IV,(10) an ILO reading of 2/1 or greater or pathological evidence of asbestosis, and (iii) for Disease Levels III and IV, pulmonary function testing.(11)

----------
(10) All diagnoses of Asbestos/Pleural Disease (Disease Levels II and III) not based on pathology shall be presumed to be based on findings of bilateral asbestosis or pleural disease, and all diagnoses of Mesothelioma (Disease Level VIII) shall be presumed to be based on findings that the disease involves a malignancy. However, the Plan Trust may rebut such presumptions.

(11) "Pulmonary Function Testing" or "PFT" shall mean testing that is in material compliance with the quality criteria established by the American Thoracic Society ("ATS") and is performed on equipment which is in material compliance with ATS standards for technical quality and calibration. PFT performed in a hospital accredited by the JCAHO, or performed, reviewed or supervised by a board certified pulmonologist or other Qualified Physician shall be presumed to comply with ATS standards, and the claimant may submit a summary report of the testing. If the PFT

                                                           EXHIBIT G TO THE PLAN

      In the case of a claimant who was deceased at the time the claim was filed, all diagnoses of a non-malignant asbestos-related disease (Disease Levels I-IV) shall be based upon either (i) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease; or (ii) pathological evidence of the non-malignant asbestos-related disease; or (iii) in the case of Disease Levels I-III, evidence of Bilateral Asbestos-Related Nonmalignant Disease (as defined in Footnote 3 above), and for Disease Level IV, either an ILO reading of 2/1 or greater or pathological evidence of asbestosis; and (iv) for either Disease Level III or IV, pulmonary function testing.

                              (B) Disease Levels V - VIII. All diagnoses of an asbestos-related malignancy (Disease Levels V - VIII) shall be based upon either (i) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, or (ii) on a diagnosis of such a malignant Disease Level by a board-certified pathologist.

                              (C) Exception to the Exception for Certain
      Pre-Petition Claims. If the holder of a Plan Trust PI Asbestos Claim that was filed against Congoleum or any other defendant in the tort system prior to the Petition Date has available a report of a diagnosing physician engaged by the holder or his or her law firm who conducted a physical examination of the holder as described in Sections 5.7(a)(1)(A), or if the holder has filed such medical evidence with another asbestos-related personal injury settlement trust that requires such evidence without regard to whether the claimant or the law firm engaged the diagnosing physician, the holder shall provide such medical evidence to the Plan Trust notwithstanding the exception in Section 5.7(a)(1)(A).

                        (2) Credibility of Medical Evidence. Before making any payment to a claimant, the Plan Trust must have reasonable confidence that the medical evidence provided in support of the claim is competent medical evidence of an asbestos-related injury, and consistent with recognized medical standards. The Plan Trust may require the submission of X-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, results of medical examination or reviews of other medical evidence, and will require that any medical evidence submitted comply with recognized medical standards regarding equipment, testing methods and procedures to assure that such evidence is reliable.(12)

      Medical evidence (i) that is of a kind shown to have been received in evidence by a state or federal judge at trial, or (ii) that is a diagnosis by a physician shown to have previously qualified as a medical expert with respect to the asbestos-related disease in question before a state or federal judge, is presumptively reliable, although the Plan Trust may seek to rebut the presumption. In the event that the Plan Trust reasonably determines that any individual or entity has engaged in a pattern or practice of providing unreliable medical evidence to the Plan Trust, to any other Asbestos Claims

----------
      was not performed in an JCAHO-accredited hospital, or performed, reviewed or supervised by a board certified pulmonologist or other Qualified Physician, the claimant must submit the full report of the testing (as opposed to a summary report); provided however that if the PFT was conducted prior to the Effective Date of the Plan, and the full PFT report is not available, the claimant must submit a signed declaration in the form provided by the Plan Trust certifying that the PFT was conducted in material compliance with ATS standards.

(12) Provided, however, the provisions of footnote 7, supra, regarding PFT, are applicable.

                                                           EXHIBIT G TO THE PLAN

Trust, or in connection with any court proceedings, it shall decline to accept evidence from such provider. In addition, claimants who otherwise meet the requirements of this TDP for payment of a Plan Trust PI Asbestos Claim shall be paid irrespective of the results in any litigation at any time between the claimant and any other defendant in the tort system. However, any relevant evidence submitted in a proceeding in the tort system, other than any findings of fact, a verdict, or a judgment, involving another defendant may be introduced by either the claimant or the Plan Trust in any Individual Review proceeding conducted pursuant to Section 5.3(b) or any Extraordinary Claim proceeding conducted pursuant to Section 5.4(a).

            (b)   Exposure Evidence.

                        (1) In General. As set forth above in Section 5.3(a)(3), to qualify for any Disease Level, the claimant must demonstrate a minimum exposure to an asbestos-containing product manufactured, produced or distributed by Congoleum, or to conduct for which Congoleum has legal responsibility. Claims based on conspiracy theories that involve no such Congoleum exposure or conduct are not compensable under this TDP. To meet the presumptive exposure requirements of Expedited Review set forth in Section 5.3(a)(3) above, the claimant must show (i) for all Disease Levels, Congoleum Exposure as defined in
Section 5.7(b)(3) below prior to December 31, 1982; (ii) for Asbestosis/Pleural Disease (Disease Level II), six months Congoleum Exposure prior to December 31, 1982, plus five years cumulative occupational asbestos exposure; and (iii) for Asbestosis/Pleural Disease (Disease Level III), Severe Asbestosis (Disease Level
IV), Other Cancer (Disease Level V) or Lung Cancer 1 (Disease Level VII), the claimant must show six months Congoleum Exposure prior to December 31, 1982, plus Significant Occupational Exposure to asbestos. If the claimant cannot meet the relevant presumptive exposure requirements for a Disease Level eligible for Expedited Review, the claimant may seek Individual Review pursuant to Section 5.3(b) of his or her claim based on exposure to an asbestos-containing product or to conduct for which Congoleum has legal responsibility.

                        (2) Significant Occupational Exposure. "Significant Occupational Exposure" means employment for a cumulative period of at least five years with a minimum of two years prior to December 31, 1982, in an industry and an occupation in which the claimant (a) handled raw asbestos fibers on a regular basis; (b) fabricated asbestos-containing products so that the claimant in the fabrication process was exposed on a regular basis to raw asbestos fibers; (c) altered, repaired or otherwise worked with an asbestos-containing product such that the claimant was exposed on a regular basis to asbestos fibers; or (d) was employed in an industry and occupation such that the claimant worked on a regular basis in close proximity to workers engaged in the activities described in (a), (b) and/or (c).

                        (3) Congoleum Exposure. The claimant must demonstrate meaningful and credible exposure, which occurred prior to December 31, 1982, to asbestos or asbestos-containing products in a Congoleum facility, or supplied, specified, manufactured, installed, maintained, or repaired by Congoleum and/or any entity, including a Congoleum contracting unit, for which Congoleum has legal responsibility (a "Congoleum Product"). The Plan Trust shall consider meaningful and credible evidence, including an affidavit or sworn statement of the claimant based on personal knowledge, an affidavit or sworn statement of a co-worker, or the affidavit or sworn statement of a family member in the case of

                                                           EXHIBIT G TO THE PLAN

a deceased claimant (providing the Plan Trust finds such evidence reasonably reliable), invoices, employment, construction or similar records, or other credible evidence. The Plan Trust can also require submission of other or additional evidence of exposure when it deems such to be necessary. The Plan Trust shall require other or additional evidence to demonstrate the nexus between the exposure to a Congoleum product for which Congoleum has legal liability (a "Congoleum Product") and the claimant's asbestos-related disease, including evidence that the claimant was exposed to raw asbestos fibers in a Congoleum facility or from a Congoleum Product. Such evidence shall include (i) identification (by name, address or other description) of the residence(s), plant(s), or commercial building site(s), and the city and state where exposure occurred; (ii) the month(s) and year(s) exposure began and ended; (iii) the claimant's occupation at the time of exposure, (iv) identification of the Congoleum Product causing exposure, and (v) the manner in which the claimant was exposed to raw asbestos fibers in a Congoleum facility or from a Congoleum Product (e.g. cutting, sanding or installing floor tile). The specific exposure information required by the Plan Trust to process a claim under either Expedited or Individual Review shall be set forth on the proof of claim form to be used by the Plan Trust. The Plan Trust can also require submission of other or additional evidence of exposure when it deems such to be necessary.

      Section 5.8 Claims Audit Program. The Plan Trustees, with the consent of the TAC and the Futures Representative, may develop methods for auditing the reliability of medical evidence, including additional reading of X-rays, CT scans and verification of pulmonary function tests, as well as the reliability of evidence of exposure to asbestos, including exposure to asbestos-containing products manufactured, produced or distributed by Congoleum prior to December 31, 1982. In the event that the Plan Trust reasonably determines that any individual or entity has engaged in a pattern or practice of providing unreliable medical evidence to the Plan Trust, to any other Asbestos Claims Trust, or in connection with any court proceeding, it shall decline to accept evidence from such provider.

      Further, in the event that an audit reveals that fraudulent information has been provided to the Plan Trust, the Plan Trust may penalize any claimant or claimant's attorney by disallowing the Plan Trust PI Asbestos Claim or by other means including, but not limited to, requiring the source of the fraudulent information to pay the costs associated with the audit and any future audit or audits, reordering the priority of payment of all affected claimants' Plan Trust Asbestos Claims, raising the level of scrutiny of additional information submitted from the same source or sources, refusing to accept additional evidence from the same source or sources, seeking the prosecution of the claimant or claimant's attorney for presenting a fraudulent claim in violation of 18 U.S.C. ss.152, and seeking sanctions from the Bankruptcy Court.

      Section 5.9 Second Disease (Malignancy) Claims. The holder of a Plan Trust PI Asbestos Claim involving a non-malignant asbestos-related disease (Disease Levels I through IV) may assert a new Plan Trust PI Asbestos Claim against the Plan Trust for a malignant disease (Disease Levels V - VIII) that is subsequently diagnosed. Any additional payments to which such claimant may be entitled with respect to such malignant asbestos-related disease shall not be reduced by the amount paid for the non-malignant asbestos-related disease, provided that the malignant disease had not been diagnosed by the time the claimant was paid with respect to the original claim involving the non-malignant disease.


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                                                           EXHIBIT G TO THE PLAN

      Section 5.10 Arbitration.

            (a) Establishment of ADR Procedures. The Plan Trustees, with the consent of the TAC and the Futures Representative, shall institute binding and non-binding arbitration procedures in accordance with the Alternative Dispute Resolution ("ADR") Procedures included in Attachment A hereto for resolving disputes concerning whether a Pre-Petition Settlement Agreement with Congoleum is binding and judicially enforceable in the absence of a Final Order of the Bankruptcy Court determining the issue, whether the Plan Trust's outright rejection or denial of a claim was proper, or whether the claimant's medical condition or exposure history meets the requirements of this TDP for purposes of categorizing a claim involving Disease Levels I - VIII. Binding and non-binding arbitration shall also be available for resolving disputes over the liquidated value of a claim involving Disease Levels IV - VIII, as well as disputes over Congoleum's share of the unpaid portion of a Pre-Petition Liquidated Plan Trust Claim described in Section 5.2 above and disputes over the validity of an Indirect Asbestos Claim.

      In all arbitrations, the arbitrator shall consider the same medical and exposure evidentiary requirements that are set forth in Section 5.7 above. In the case of an arbitration involving the liquidated value of a claim involving Disease Levels IV - VIII, the arbitrator shall consider the same valuation factors that are set forth in Section 5.3(b)(2) above. With respect to all claims eligible for arbitration, the claimant, but not the Plan Trust, may elect either non-binding or binding arbitration. The ADR Procedures set forth in Attachment A hereto may be modified by the Plan Trustees with the consent of the TAC and the Futures Representative.

            (b) Claims Eligible for Arbitration. In order to be eligible for arbitration, the claimant must first complete the Individual Review Process with respect to the disputed issue as well as either the Pro Bono Evaluation or the Mediation processes set forth in the ADR Procedures. Individual Review shall be treated as completed for these purposes when the claim has been individually reviewed by the Plan Trust, the Plan Trust has made an offer on the claim, the claimant has rejected the liquidated value resulting from the Individual Review, and the claimant has notified the Plan Trust of the rejection in writing. Individual Review shall also be treated as completed if the Plan Trust has rejected the claim.

            (c) Limitations on and Payment of Arbitration Awards. In the case of a non-Extraordinary Claim involving Disease Levels I - III, the arbitrator shall not return an award in excess of the Scheduled Value for such claim. In the case of a non-Extraordinary Claim involving Disease Levels IV - VIII, the arbitrator shall not return an award in excess of the Maximum Value for the appropriate Disease Level as set forth in Section 5.3(b)(3) above, and for an Extraordinary Claim involving one of those Disease Levels, the arbitrator shall not return an award greater than the maximum value for such a claim as set forth in Section 5.4(a) above. A claimant who submits to arbitration and who accepts the arbitral award shall receive payments in the same manner as one who accepts the Plan Trust's original valuation of the claim.

      Section 5.11 Litigation. Claimants who elect non-binding arbitration and then reject their arbitral awards retain the right to institute a lawsuit in the tort system against the Plan Trust pursuant to Section 7.6 below. However, a claimant shall be eligible for payment of a judgment for monetary damages obtained in the tort system from the Plan Trust's available cash only as provided in Section 7.7 below.


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                                                           EXHIBIT G TO THE PLAN

                                   ARTICLE VI

                                CLAIMS MATERIALS

      Section 6.1 Claims Materials. The Plan Trust shall prepare suitable and efficient claims materials ("Claims Materials") for all Plan Trust PI Asbestos Claims, and shall provide such Claims Materials upon a written request for such materials to the Plan Trust. In addition, a separate claim form for Plan Trust PI Asbestos Claims that constitute Indirect Asbestos Claims or Allowed ABI Asbestos Personal Injury Indemnity Claims may be developed. The proof of claim form to be submitted to the Plan Trust shall require the claimant to assert the highest Disease Level for which the claim qualifies at the time of filing. The proof of claim form shall also include a certification by the claimant or his or her attorney sufficient to meet the requirements of Rule 11(b) of the Federal Rules of Civil Procedure. In developing its claim filing procedures, the Plan Trust shall make every effort to provide claimants with the opportunity to utilize currently available technology at their discretion, including filing claims and supporting documentation over the internet and electronically by disk or CD-rom. The initial proof of claim form(s) (and subsequent changes thereto) shall be adopted by the Plan Trustees with the consent of the TAC and the Futures Representative.

      Section 6.2 Content of Claims Materials. The Claims Materials shall include a copy of this TDP, such instructions as the Plan Trustees shall approve, and a detailed proof of claim form. If feasible, the forms used by the Plan Trust to obtain claims information shall be the same or substantially similar to those used by other asbestos claims resolution organizations. Instead of collecting some or all of the claims information from a claimant or the claimant's attorney, the Plan Trust may also obtain such information from electronic data bases maintained by any other asbestos claims resolution organization. However, the Plan Trust shall inform the claimant that it plans to obtain information as available from such other organizations and may do so unless the claimant objects in writing or provides such information directly to the Plan Trust. If requested by the claimant, the Plan Trust shall accept information provided electronically. The claimant may, but shall not be required to, provide the Plan Trust with evidence of recovery from other asbestos defendants and claims resolution organizations.

      Section 6.3 Withdrawal or Deferral of Claims. A claimant can withdraw a Plan Trust PI Asbestos Claim at any time upon written notice to the Plan Trust and file another claim subsequently without affecting the status of the claim for statute of limitations purposes, but any such claim filed after withdrawal shall be given a place in the FIFO Processing Queue based on the date of such subsequent filing. A claimant can also request that the processing of his or her Plan Trust PI Asbestos Claim by the Plan Trust be deferred for a period not to exceed three (3) years without affecting the status of the claim for statute of limitation purposes, in which case the claimant shall also retain his or her original place in the FIFO Processing Queue. Except for Plan Trust PI Asbestos Claims held by representatives of deceased or incompetent claimants for which court or probate approval of the Plan Trust's offer is required, or a Plan Trust PI Asbestos Claim for which deferral status has been granted, a claim shall be


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                                                           EXHIBIT G TO THE PLAN

deemed to have been withdrawn if the claimant neither accepts, rejects, nor initiates arbitration within six months of the Plan Trust's offer of payment or rejection of the claim. Upon written request and good cause, the Plan Trust may extend the withdrawal or deferral period for an additional six months.

      Section 6.4 Filing Requirements and Fees. The Plan Trustees shall have the discretion to determine, with the consent of the TAC and the Futures Representative, (a) whether a claimant must have previously filed an asbestos-related personal injury claim in the tort system to be eligible to file the claim with the Plan Trust and (b) whether a filing fee should be required for any Plan Trust PI Asbestos Claims.

      Section 6.5 Confidentiality of Claimants' Submissions. All submissions to the Plan Trust by a holder of a Plan Trust PI Asbestos Claim of a proof of claim form and materials related thereto shall be treated as made in the course of settlement discussions between the holder and the Plan Trust, and intended by the parties to be confidential and to be protected by all applicable state and federal privileges, including but not limited to those directly applicable to settlement discussions. The Plan Trust will preserve the confidentiality of such claimant submissions, and shall disclose the contents thereof only, with the permission of the holder, to another trust established for the benefit of asbestos personal injury claimants pursuant to section 524(g) and/or section 105 of the Bankruptcy Code or other applicable law, to such other persons as authorized by the holder, or in response to a valid subpoena of such materials issued by the Bankruptcy Court. Furthermore, the Plan Trust shall provide counsel for the holder a copy of any such subpoena immediately upon being served. The Plan Trust shall on its own initiative or upon request of the claimant in question take all necessary and appropriate steps to preserve said privileges before the Bankruptcy Court and before those courts having appellate jurisdiction related thereto.

                                   ARTICLE VII

              GENERAL GUIDELINES FOR LIQUIDATING AND PAYING CLAIMS

      Section 7.1 Showing Required. To establish a valid Plan Trust PI Asbestos Claim, a claimant must meet the requirements set forth in this TDP. The Plan Trust may require the submission of X-rays, CT scans, laboratory tests, medical examinations or reviews, other medical evidence, or any other evidence to support or verify the claim, and may further require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that such evidence is reliable.

      Section 7.2 Costs Considered. Notwithstanding any provisions of this TDP to the contrary, the Plan Trustees shall always give appropriate consideration to the cost of investigating and uncovering invalid Plan Trust PI Asbestos Claims so that the payment of valid Plan Trust PI Asbestos Claims is not further impaired by such processes with respect to issues related to the validity of the medical evidence supporting a Plan Trust PI Asbestos Claim. The Plan Trustees shall also have the latitude to make judgments regarding the amount of transaction costs to be expended by the Plan Trust so that valid Plan Trust PI Asbestos Claims are not unduly further impaired by the costs of additional investigation. Nothing herein shall prevent the Plan Trustees, in appropriate circumstances, from contesting the validity of any claim against the Plan Trust whatever the costs, or to decline to accept medical evidence from sources that the Plan Trustees have determined to be unreliable pursuant to the Claims Audit Program described in Section 5.8 above.


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                                                           EXHIBIT G TO THE PLAN

      Section 7.3 Discretion to Vary the Order and Amounts of Payments in Event of Limited Liquidity. Consistent with the provisions hereof and subject to the FIFO Processing and Liquidation Queues, the Maximum Annual Payment, the Maximum Available Payment and the Claims Payment Ratio requirements set forth above, the Plan Trustees shall proceed as quickly as possible to liquidate valid Plan Trust PI Asbestos Claims, and shall make payments to holders of such claims in accordance with this TDP promptly as funds become available and as claims are liquidated, while maintaining sufficient resources to pay future valid claims in substantially the same manner.

      Because the Plan Trust's income over time remains uncertain, and decisions about payments must be based on estimates that cannot be done precisely, they may have to be revised in light of experiences over time, and there can be no guarantee of any specific level of payment to claimants. However, the Plan Trustees shall use their best efforts to treat similar claims in substantially the same manner, consistent with their duties as Plan Trustees, the purposes of the Plan Trust, the established allocation of funds to claims in Categories A and B, and the practical limitations imposed by the inability to predict the future with precision.

      In the event that the Plan Trust faces temporary periods of limited liquidity, the Plan Trustees may, with the consent of the TAC and the Futures Representative, suspend the normal order of payment and may temporarily limit or suspend payments altogether, and may offer a Reduced Payment Option as described in Section 2.6 above.

      Section 7.4 Punitive Damages. Except as provided below for claims asserted under the Alabama Wrongful Death Statute, in determining the value of any liquidated or unliquidated Plan Trust PI Asbestos Claim, punitive or exemplary damages, i.e., damages other than compensatory damages, shall not be considered or allowed, notwithstanding their availability in the tort system.

      Similarly, no punitive or exemplary damages shall be payable with respect to any claim litigated against the Plan Trust in the tort system pursuant to Sections 5.11 above and 7.6 below. The only damages that may be awarded pursuant to this TDP to Alabama Claimants who are deceased and whose personal representatives pursue their claims only under the Alabama Wrongful Death Statute shall be compensatory damages determined pursuant to the statutory and common law of the State of New Jersey, without regard to its choice of law principles. The choice of law provision in this Section 7.4 applicable to any claim with respect to which, but for this choice of law provision, the applicable law of the Claimant's Jurisdiction pursuant to Section 5.3(b)(2) is determined to be the Alabama Wrongful Death Statute, shall only govern the rights between the Plan Trust and the claimant including, but not limited to, suits in the tort system pursuant to Section 7.6, and to the extent the Plan Trust seeks recovery from any entity that provided insurance to Congoleum, the Alabama Wrongful Death Statute shall govern.


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                                                           EXHIBIT G TO THE PLAN

      Section 7.5 Interest.

            (a) In General. Except for any Plan Trust PI Asbestos Claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) and subject to the limitations set forth below, interest shall be paid on all Plan Trust PI Asbestos Claims with respect to which the claimant has had to wait a year or more for payment, provided, however, that no claimant shall receive interest for a period in excess of seven (7) years. The initial interest rate shall be six percent (6%) simple interest per annum for each of the first five
(5) years after the Effective Date; thereafter, the Plan Trustees shall have the discretion to change the annual interest rate with the consent of the TAC and the Futures Representative.

            (b) Unliquidated Plan Trust Asbestos Claims. Interest shall be payable on the Scheduled Value of any unliquidated Plan Trust PI Asbestos Claim that meets the requirements of Disease Levels II - V, VII and VIII, whether the claim is liquidated under Expedited Review, Individual Review, or by arbitration. No interest shall be paid on any claim involving Disease Level I or on any claim liquidated in the tort system pursuant to Section 5.11 above and
Section 7.6 below. Interest on an unliquidated Plan Trust PI Asbestos Claim that meets the requirements of Disease Level VI shall be based on the Average Value of such a claim. Interest on all such unliquidated claims shall be measured from the date of payment back to the earliest of the date that is one year after the date on which (a) the claim was filed against Congoleum prior to the Petition Date; (b) the claim was filed against another defendant in the tort system on or after the Petition Date but before the Effective Date; (c) the claim was filed with the Bankruptcy Court during the pendency of the Chapter 11 proceeding; or
(d) the claim was filed with the Plan Trust after the Effective Date. Provided, however, that interest on any Plan Trust Disputed Claim shall be measured from the date of payment back to one year after the date on which the claim was filed with the Plan Trust.

            (c) Liquidated Pre-Petition Claims. Interest shall also be payable on the liquidated value of all Pre-Petition Liquidated Claims described in
Section 5.2(a) above. In the case of Pre-Petition Liquidated Claims liquidated by verdict or judgment, interest shall be measured from the date of payment back to the date that is one year after the date that the verdict or judgment was entered.

      Section 7.6 Suits in the Tort System. If the holder of a disputed claim disagrees with the Plan Trust's determination regarding the Disease Level of the claim, the claimant's exposure history or the liquidated value of the claim, and if the holder has first submitted the claim to non-binding arbitration as provided in Section 5.10 above, the holder may file a lawsuit in the Claimant's Jurisdiction as defined in Section 5.3(b)(2) above. Any such lawsuit must be filed by the claimant in his or her own right and name and not as a member or representative of a class, and no such lawsuit may be consolidated with any other lawsuit. All defenses (including, with respect to the Plan Trust, all defenses which could have been asserted by Congoleum) shall be available to both sides at trial; however, the Plan Trust may waive any defense and/or concede any issue of fact or law. If the claimant was alive at the time the initial pre-petition complaint was filed or on the date the proof of claim form was filed with the Plan Trust, the case shall be treated as a personal injury case with all personal injury damages to be considered even if the claimant has died during the pendency of the claim.


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                                                           EXHIBIT G TO THE PLAN

      Section 7.7 Payment of Judgments for Money Damages. If and when a claimant obtains a judgment in the tort system, the claim shall be placed in the FIFO Payment Queue based on the date on which the judgment became final. Thereafter, the claimant shall receive from the Plan Trust an initial payment (subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio provisions set forth above) of an amount equal to the greater of
(i) the Plan Trust's last offer to the claimant or (ii) the award that the claimant declined in non-binding arbitration. The claimant shall receive the balance of the judgment, if any, in five equal installments in years six (6) through ten (10) following the year of the initial payment (also subject to the applicable Payment Percentage, the Maximum Available Payment and the Claims Payment Ratio provisions above).

      In the case of non-Extraordinary Claims involving Disease Levels I, II and III, the total amounts paid with respect to such claims shall not exceed the relevant Scheduled Value for such Disease Levels as set forth in Section 5.3(b)(3) above. In the case of claims involving a non-malignant asbestos-related disease that does not attain classification under Disease Levels I, II or III, the amount payable shall not exceed the Scheduled Value for the Disease Level most comparable to the disease proven. In the case of non-Extraordinary Claims involving severe asbestosis and malignancies (Disease Levels IV - VIII), the total amounts paid with respect to such claims shall not exceed the Maximum Values for such Disease Levels set forth in Section 5.3(b)(3). In the case of Extraordinary Claims, the total amounts paid with respect to such claims shall not exceed the Maximum Value for such claims set forth in Section 5.4(a) above. Under no circumstances shall interest be paid pursuant to Section 7.5 or under any statute on any judgments obtained in the tort system.

      Section 7.8 Releases. The Plan Trustees shall have the discretion to determine the form and substance of the releases to be provided to the Plan Trust in order to maximize recovery for claimants against other tortfeasors without increasing the risk or amount of claims for indemnification or contribution from the Plan Trust. As a condition to making any payment to a claimant, the Plan Trust shall obtain a general, partial, or limited release as appropriate in accordance with the applicable state or other law. If allowed by state law, the endorsing of a check or draft for payment by or on behalf of a claimant shall constitute such a release.

      Section 7.9 Third-Party Services. Nothing in this TDP shall preclude the Plan Trust from contracting with another asbestos claims resolution organization to provide services to the Plan Trust so long as decisions about the categorization and liquidated value of Plan Trust PI Asbestos Claims are based on the relevant provisions of this TDP, including the Disease Levels, Scheduled Values, Average Values, Maximum Values, and Medical/Exposure Criteria set forth above.

      Section 7.10 Plan Trust Disclosure of Information. Periodically, but not less often than once a year, the Plan Trust shall make available to claimants and other interested parties, the number of claims by Disease Levels that have been resolved both by the Individual Review Process and by arbitration as well as by litigation in the tort system indicating the amounts of the awards and the averages of the awards by jurisdiction.


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                                                           EXHIBIT G TO THE PLAN

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.1 Amendments. Except as otherwise provided herein, the Plan Trustees may amend, modify, delete, or add to any provisions of this TDP (including, without limitation, amendments to conform this TDP to advances in scientific or medical knowledge or other changes in circumstances), provided they first obtain the consent of the TAC and the Futures Representative pursuant to the Consent Process set forth in Sections 5.8(b) and 6.6(b) of the Plan Trust Agreement, except that the right to amend the Claims Payment Ratio is governed by the restrictions in Section 2.6 above, and the right to adjust the Payment Percentage is governed by Section 4.2 above. Nothing herein is intended to preclude the TAC or the Futures Representative from proposing to the Plan Trustees, in writing, amendments to the TDP. Any amendment proposed by the TAC or the Futures Representative shall remain subject to Section 7.3 of the Plan Trust Agreement

      Section 8.2 Severability. Should any provision contained in this TDP be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this TDP. Should any provision contained in this TDP be determined to be inconsistent with or contrary to Congoleum's obligations to any insurance company providing insurance coverage to Congoleum in respect of claims for personal injury based on exposure to an asbestos-containing product or to conduct for which Congoleum has legal responsibility, the Plan Trustees with the consent of the TAC and the Futures Representative may amend this TDP and/or the Plan Trust Agreement to make the provisions of either or both documents consistent with the duties and obligations of Congoleum to said insurance company.

      Section 8.3 Governing Law. Except for purposes of determining the liquidated value of any Plan Trust PI Asbestos Claim, administration of this TDP shall be governed by, and construed in accordance with, the laws of the State of New Jersey. The law governing the liquidation of Plan Trust PI Asbestos Claims in the case of Individual Review, arbitration or litigation in the tort system shall be the law of the Claimant's Jurisdiction as described in Section 5.3(b)(2) above.


                                       34